UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant To Section 14(a) Of The

Securities Exchange Act Of 1934

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The New Home Company Inc.

(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The New Home Company Inc. to be held on May 18, 2021 at 8:30 a.m. local time, at The New Home Company's Inc.'s Irvine office, located at 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618.

You are invited to attend the meeting in person, although due to the public health impact of the COVID-19 pandemic, anyone who does not feel well should not attend. Attendees will be expected to comply with important health and safety protocols as recommended or required by the Centers for Disease Control and Prevention or state or local governments, including: wearing an appropriate face covering at all times, hand washing and/or applying hand sanitizer upon arrival and maintaining a six-feet distance from other attendees. We are continuing to monitor the public health and travel concerns of our stockholders, directors and employees in light of COVID-19.  We may consider the possibility of holding a virtual meeting by means of remote communication. We will announce any alternative arrangements for the annual meeting as promptly as practicable if a decision is made to change the location of the Annual Meeting and/or hold a virtual meeting. If you are planning to attend our meeting, please check the "Investors" section on our website at https://www.NWHM.com.

Our Annual Meeting is being held for the following purposes: (i) to elect each of Gregory P. Lindstrom, Cathey Lowe, and Douglas C. Neff as Class I directors to serve for a three-year term expiring at our 2024 annual meeting of stockholders; (ii) to approve the Second Amended and Restated 2016 Incentive Award Plan; (iii) to seek an advisory vote on the compensation paid to the Company’s named executive officers (commonly referred to as "Say on Pay"); (iv) to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021; and (v) to transact such other business as may properly come before the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe these matters. We urge you to read this information carefully.

Our Board of Directors unanimously believes that (i) the election of its three nominees to serve as our Class I directors, (ii) the approval of the Second Amended and Restated 2016 Incentive Plan, (iii) the approval, on an advisory basis, of the compensation paid to the Company's named executive officers, and (iv) the ratification of our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2021 are in the best interests of the Company and our stockholders, and, accordingly, recommends a vote "FOR" the election of each of Gregory P. Lindstrom, Cathey Lowe, and Douglas C. Neff , a vote "FOR" the approval of the Second Amended and Restated 2016 Incentive Award Plan, a vote "FOR" the compensation paid to the Company's named executive officers, and a vote "FOR" the ratification of the selection of KMPG LLP as our independent registered public accounting firm for 2021.

Your vote is important and it is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, or if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.

Thank you for your continued interest in and support of The New Home Company.

Sincerely,

Leonard S. Miller
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2021

To our stockholders:

The 2021 Annual Meeting of Stockholders of The New Home Company Inc. will be held on May 18, 2021 at 8:30 a.m. local time, at The New Home Company Inc.'s Irvine office, located at 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618 (the "Annual Meeting") for the following purposes:

1.

To re-elect each of Gregory P. Lindstrom, Cathey Lowe, and Douglas C. Neff to the Board of Directors for a three-year term expiring at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Each individual so nominated and named in the proxy statement are currently members of the Board of Directors.

2.	To approve the Second Amended and Restated 2016 Incentive Award Plan.
3.	To seek an advisory vote on the compensation paid to the Company’s named executive officers (commonly referred to as "Say on Pay").
4.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.
5.	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

The proxy statement accompanying this notice describes each of these items of business in more detail.

Our Board of Directors has fixed the close of business on March 22, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting and only record holders of common stock at the close of business on that day will be entitled to vote. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock of the Company must be present in person or represented by proxy.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instruction form as soon as possible using one of the following methods: (i) by granting your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or voting instruction form previously mailed to you; or (ii) if you are receiving a paper copy of the proxy statement, by signing, dating and returning by mail the proxy card or voting instruction form provided to you or following the voting instructions on the proxy card or voting instruction form, as applicable.

By order of the Board of Directors,

Miek D. Harbur, Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be Held on May 18, 2021. The Notice of Annual Meeting of Stockholders, the Proxy Statement, our 2020 Annual Report and a sample proxy card are available at www.proxyvote.com.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2021

TABLE OF CONTENTS (Continued)

THE NEW HOME COMPANY INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2021

 INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the board of directors (our "Board") of The New Home Company Inc., a Delaware corporation (the "Company"), for use at our 2021 Annual Meeting of Stockholders to be held May 18, 2021 at 8:30 a.m. local time at The New Home Company Inc.'s Irvine office located at 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618, or at any continuation, postponement or adjournment thereof (the "Annual Meeting"), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy of the proxy materials by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 5, 2021, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We will mail this proxy statement and our Annual Report, together with a proxy card to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple stockholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each stockholder that makes a request using the procedure set forth on the Notice.

Our principal executive offices are located at 6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona 85253. The telephone number of our principal executive offices is (602) 767-1426.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be Held on May 18, 2021.

The Notice of Annual Meeting of Stockholders, this proxy statement, our 2020 Annual Report (the "Annual Report") and a sample proxy card are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on March 22, 2021. At the close of business on March 22, 2021, 18,109,101 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Voting of Shares

Any stockholder as of the record date may vote by attending the Annual Meeting and voting in person, or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in "street name."

Record Holders. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement, Annual Report and proxy card by following the instructions on the Notice. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone or by mail. In addition, you may request paper copies of the proxy statement and voting instruction form from your broker by following the instructions on the notice provided by your broker.

Stockholders may provide voting instructions by telephone by calling toll free 1-800-690-6903 from the U.S. or Canada, or via the internet at www.proxyvote.com at any time before 11:59 p.m. Eastern Time on May 17, 2021. Telephone and internet voting access is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on May 17, 2021. Please have your notice and proxy control number in hand when you telephone or visit the website. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card or voting instruction form by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy or voting instruction form and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If, as a record holder, you do not indicate your voting directions on your signed proxy, your shares will be voted according to the recommendation of our Board, as follows:

•	"FOR" the election of Gregory P. Lindstrom, Cathey Lowe, and Douglas C. Neff to the Board for a three-year term expiring at our 2024 annual meeting of stockholders,

•	"FOR" the approval of the New Home Company Inc. Second Amended and Restated 2016 Incentive Award Plan (the "Amended Plan"),

•	"FOR" the approval, on an advisory basis, of the compensation of the Company’s named executive officers ("Say on Pay"), and

•	"FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

The proxy gives each of Leonard S. Miller and John M. Stephens discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. If you hold your shares in street name and do not give direction to your broker on how to vote your shares, your broker does not have authority to vote on the election of the directors, the Amended Plan, or Say on Pay. Your broker does have discretion to vote on the ratification of the selection of the independent auditors.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;
•	authorizing another proxy by telephone or over the Internet (your most recent telephone or Internet authorization will be used); or
•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. Written notices of revocation and other communications with respect to the revocation of the Company proxies should be addressed to our Secretary at:

The New Home Company Inc.

15231 Laguna Canyon Road, Suite 250

Irvine, CA  92618

Attn: Secretary

If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See "Voting in Person" below regarding how to vote in person if your shares are held in street name.

Attending the Annual Meeting

Stockholders who wish to attend the Annual Meeting will be required to present: (1) verification of ownership of our common stock, such as a bank or brokerage firm account statement and (2) a valid government-issued picture identification, such as a driver’s license or passport. Directions to the Annual Meeting are available at www.proxyvote.com.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

In accordance with recommendations from the Centers for Disease Control and local and state officials, we will require any attendees to wear an appropriate face covering at all times, wash hands and/or apply hand sanitizer upon arrival and maintain at least six-feet distance from other attendees. The Annual Meeting will be held in our largest open area with social distancing being observed. Dual-intake air purifiers with HEPA filters have been installed throughout the office. We ask that you please consider others and do not enter the meeting if you have symptoms of COVID-19, such as fever or cough. We will have hand sanitizer and sanitizing wipes available on site. As noted in our cover letter to this Proxy Statement, we are monitoring the situation with COVID-19 and if we believe it is necessary, will change to holding a virtual meeting by means of remote communication.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

Quorum and Votes Required

At the close of business on March 22, 2021, 18,109,101 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting.

Quorum. A majority in voting power of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares of common stock held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal, and broker "non-votes" will be counted as present for purposes of determining a quorum.

Broker Non-Votes and Abstentions. Brokers or other nominees who hold shares of common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, without specific instruction from the beneficial owner, brokers or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are considered to be "non-routine." These non-voted shares are referred to as "broker non-votes." Only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors), Proposal 2 (approving the Amended Plan), and Proposal 3 (Say on Pay) are considered non-routine matters, and without your instruction, your broker or other nominee cannot vote your shares. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. Abstentions may be specified for Proposals 2, 3 and 4 (approval of the Amended Plan, Say on Pay and ratification of the appointment of our independent registered public accounting firm) and your vote may be "withheld" in the election of directors. Stockholder approval of each proposal requires the following votes:

•

Proposal 1 - Election of Directors. Directors will be elected by a plurality of the votes cast. Thus, the three nominees receiving the highest number of shares voted "for" their election will be elected. Withheld votes will not be counted in determining which nominees received a plurality of votes cast. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes will not affect the outcome of the election of directors.

•	Proposal 2 - Approval of the Amended Plan. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for the approval of the Amended Plan (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must be voted "for" the proposal for it to be approved). Abstentions will have the same effect as voting against this proposal because they represent shares present in person or by proxy and entitled to vote. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will not affect the outcome of this election.

•	Proposal 3 - "Say on Pay". The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement. Abstentions will have the same effect as voting against this proposal because they represent shares present in person or by proxy and entitled to vote. Broker non-votes will not affect the outcome of the say on pay vote.

•

Proposal 4 - Ratification of the Selection of Our Independent Auditors. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of KPMG LLP as our independent auditors (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must be voted "for" the proposal for it to be approved). Abstentions will have the same effect as voting against this proposal because they represent shares present in person or by proxy and entitled to vote. Brokers have discretionary authority to vote on the ratification of our independent auditors in the event voting instructions are not received from street-name holder.

Solicitation of Proxies

Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation by mail, the Company, our officers, employees and agents may solicit proxies by telephone, by facsimile, electronically, including by email or in person for which they will receive no additional compensation. We do not expect to use a proxy solicitor to assist in the solicitation of proxies at this year’s annual meeting. Copies of solicitation materials will be furnished to banks, brokers, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by our stockholders, so that they may forward the solicitation materials to the beneficial owners and secure those beneficial owners’ voting instructions. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days prior to the annual meeting at our principal executive offices at 6730 N Scottsdale Rd. Suite 290, Scottsdale, Arizona 85253 and our corporate Irvine office located at 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618. Such list will also be available at the Annual Meeting.

Explanatory Note

In June 2018, the Securities and Exchange Commission (the "SEC") revised its definition of "smaller reporting company" by, among other things, increasing the public float test to qualify as a "smaller reporting company" as defined in Item 10(f) of Regulation S-K of the Securities Act of 1933.  We take advantage of certain exemptions from various reporting requirements that apply to companies that are not "smaller reporting companies," including reduced disclosure about our executive compensation arrangements and exemption from being required to include a Compensation Discussion and Analysis section in this proxy statement. We may continue to utilize some or all of the exemptions available to smaller reporting companies until such time that we are no longer a smaller reporting company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you invest.  We previously took advantage of the exemption from the requirement to seek non-binding advisory votes on executive compensation by virtue of our previous "emerging growth company" status.  We ceased to be an "emerging growth company" on December 31, 2019. Accordingly, last year was the first time we sought non-binding advisory votes on executive compensation and the frequency of "Say on Pay" votes.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure and Nominees

Our Board currently consists of eight directors. The directors are divided into three classes; Class I, Class II, and Class III. Each director serves a term of three years. At each Annual Meeting, the term of one class expires. The class of directors with a term expiring at this Annual Meeting, Class I, consists of three directors.

Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Gregory P. Lindstrom, Cathey Lowe, and Douglas C. Neff for election as Class I directors to the Board at the Annual Meeting. If elected, each director nominee would serve a three-year term expiring at the close of our 2024 Annual Meeting, or until their successors are duly elected. Gregory P. Lindstrom, Cathey Lowe, and Douglas C. Neff currently serve on our Board. Biographical information on each of the nominees is furnished below under "Director Biographical Information."

The Company is party to an investor rights agreement (as amended, the "Investor Rights Agreement") with IHP Capital Partners VI, LLC ("IHP") and each of H. Lawrence Webb, Wayne Stelmar, and Joseph Davis. Pursuant to the Investor Rights Agreement, IHP has the right to designate one individual for nomination and election to our Board for as long as IHP owns 4% or more of our then-outstanding common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). IHP has also agreed to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Mr. Davis) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Mr. Davis) is a nominee, and each of Messrs. Webb, Stelmar, and Davis has agreed to vote all shares of our common stock that he owns in favor of each nominee designated by IHP in any election of directors in which such a designee was a nominee.  Douglas C. Neff is the nominee designated by IHP.

Set forth below is information as of March 22, 2021 regarding each of our directors, including each director nominee. Dates of service prior to January 30, 2014 relate to service on the board of managers of The New Home Company LLC which converted into a Delaware corporation and was renamed The New Home Company Inc. on January 30, 2014 in connection with our initial public offering.

Name	Age	Position	Class	Director Since	Term Expires
H. Lawrence Webb	72	Executive Chairman of the Board	III	2010	2023
Paul C. Heeschen(1)(3)(4)	63	Director	III	2014	2023
Gregory P. Lindstrom(2)(3)(4)	67	Director	I	2014	2021
Cathey Lowe(1)(2)(4)	67	Director	I	2014	2021
Douglas C. Neff	72	Director	I	2014	2021
Sam Bakhshandehpour(1)(2)(4)	45	Director	II	2014	2022
Michael Berchtold(3)	57	Lead Independent Director	II	2014	2022
Wayne Stelmar	66	Director	II	2010	2022

 _________________

(1)	Current member of our Audit Committee
(2)	Current member of our Compensation Committee
(3)	Current member of our Nominating and Corporate Governance Committee
(4)	Current member of our Related Party Review Committee

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE THREE NAMED DIRECTOR NOMINEES. UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" EACH OF THE THREE NAMED DIRECTOR NOMINEES.

Selection of Director Nominees

Consistent with the requirements set forth in our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee (the "Nominating Committee") utilizes a variety of methods for identifying director nominees, which may include considering potential director candidates who come to the committee's attention through current officers, directors, professional search firms, stockholders or other persons. We believe that appropriate director qualifications and characteristics include having directors with diverse backgrounds, education, experiences, expertise and perspectives.  The Nominating Committee seeks to include diverse candidates in the pool from which new Board nominees are chosen.  To that end, in February 2021, the Company adopted a policy that promotes more consideration of female and diverse board candidates when the Board and Nominating Committee evaluates director refreshment opportunities to reflect our commitment to incorporating female and diverse board members in the composition of our Board.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the members of our Nominating Committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including but not limited to:

•	High personal and professional ethical standards, integrity and values;
•

Experience in the real estate industry, which includes homebuilding, land development, commercial development and leasing, or financing in the real estate industry, or experience consulting in these areas;

•	Key experience in business, management, accounting, finance or similar positions;
•	Executive leadership or corporate management experience;
•	Academic expertise in an area relevant to our business or operations;
•	Experience as a board member of another publicly held company;
•	Practical, mature, and objective business judgment with the ability to meaningfully contribute to the Board's oversight of the Company's business and affairs; and
•	Commitment to representing the long-term interests of the stockholders.

Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, our Nominating Committee may consider the director’s past attendance at meetings and participation in and contributions to the activities of our Board. In addition, pursuant to the terms of the Investor Rights Agreement, as amended (described in more detail under "Election of Directors—Board Structure and Nominees"), so long as IHP beneficially owns shares representing 4% or more of the total voting power, IHP has the right to designate a member to our Board and the Board is required to nominate such individual designated by IHP. Our Nominating Committee reviews the characteristics and qualifications of each Board member required by the Company’s charters and Corporate Governance Guidelines, including the Board member designated by IHP, prior to recommending that the Board nominate any Board member or designee.

Female and Other Diverse Candidates. In February 2021, the Company amended its Corporate Governance Guidelines to reflect the Board’s and the Nominating Committee’s commitment to using refreshment opportunities to consider new female and diverse director candidates to the Board of Directors. In accordance with its Corporate Governance Guidelines, when recruiting new directors, the Board and Nominating Committee will include in its initial list of director candidates, female and diverse candidates. Further, the Board and Nominating Committee will require third-party search consultants engaged by the Board or Nominating Committee, if any, to include on their initial list of director candidates, female and diverse candidates. Some of the diverse characteristics the Nominating Committee will consider include race, ethnicity, and sexual orientation and identification.

Director Biographical Information

The following biographical information is furnished with regard to our directors (including nominees) as of March 22, 2021.

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders

Gregory P. Lindstrom. Mr. Lindstrom was appointed as a member of our Board effective upon the completion of our initial public offering. From 2008 to 2011, Mr. Lindstrom served as Executive Vice President, General Counsel and Board Secretary of The Irvine Company, a California real estate development, investment and operating company. In these positions, Mr. Lindstrom was a member of the four-person Office of the Chairman responsible for all administrative functions of the company, including the legal and risk management departments. From 1978 to 2008, Mr. Lindstrom was an attorney at Latham & Watkins LLP, where, at various times, he served as managing partner of the San Francisco and Orange County offices and as a member of the firm’s Executive Committee. Currently, Mr. Lindstrom is an Alternative Dispute Resolution professional specializing in the resolution of complex business disputes. Mr. Lindstrom received his Bachelor of Arts from the University of California Los Angeles and his J.D. from the University of Chicago. The Board has concluded Mr. Lindstrom should serve on the Board based on his executive, legal, and risk management background in the real estate industry and his management experience in a large, global law firm.

Cathey Lowe. Ms. Lowe was appointed as a member of our Board effective upon the completion of our initial public offering.  Ms. Lowe is a finance professional and, since 2009, has been an independent consultant providing fractional CFO services to companies that do not require a full-time chief financial officer.  From 2000 to 2007, Ms. Lowe was the Senior Vice-President of Finance for The Ryland Group, a public, national homebuilder that was headquartered in Calabasas, California, where she was previously the Corporate Treasurer and Investor Relations Officer.  She also managed the Land Committee and its evaluation and approval process of new land opportunities for Ryland’s homebuilding operations.  Prior to joining Ryland, Ms. Lowe worked for Atlantic Richfield Company in various finance and accounting functions for more than 20 years. Ms. Lowe is a CPA.  She received her Bachelor of Business Administration in Accounting from the University of Houston, her Master of Science in Organizational Behavior from the University of Texas at Dallas, and her Master of Business Administration from UCLA.  In addition, in 2017 Ms. Lowe became an NACD Leadership Fellow, a credential bestowed by National Association of Corporate Directors and has also received a certification in Cybersecurity Oversight in 2018 from a certification program managed jointly between NACD and Carnegie Mellon University.  Ms. Lowe is a member of the Cherokee Nation.  The Board has concluded Ms. Lowe should serve as a director based on her executive background in accounting and finance, both within and outside the real estate industry, which enables her to contribute valuable financial and accounting expertise and oversight to our Board.

Douglas C. Neff. Mr. Neff was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Neff has been the President of IHP Capital Partners since 1992. Mr. Neff also serves on IHP Capital Partners' board and as Chairman of IHP Capital Partners’ Investment Committee and has primary responsibility for the company’s operations. IHP Capital Partners is an investment company registered under the Investment Company Act of 1940. Mr. Neff is also a principal of the Newport Pacific Land Company. From 1986 until the founding of IHP Capital Partners in 1992, Mr. Neff was a Partner of The O’Donnell Group, a regional developer, owner and manager of commercial and industrial real estate. Prior to 1986, Mr. Neff was Treasurer of The Irvine Company and a Vice President in the Real Estate Industries Group at Wells Fargo Bank in San Francisco. Mr. Neff received his Bachelor of Arts in American Studies from Amherst College and his Master of Business Administration from the University of Chicago. In 2016, Mr. Neff was honored by the University of California at Irvine Paul Merage School of Business and its Center for Real Estate with its Lifetime Achievement Award. Mr. Neff is the nominee designated by IHP pursuant to the Investor Rights Agreement. For more information on the director nomination and other provisions under the Investor Rights Agreement, see "—Board Structure and Nominees." With three decades of executive and operational experience in the real estate industry, the Board has concluded Mr. Neff should serve as a director. An affiliate of IHP Capital Partners, IHP Capital Partners VI, LLC, owns more than 10% of our common stock and may be deemed an affiliate within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934 (the "Exchange Act").

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Sam Bakhshandehpour. Mr. Bakhshandehpour was appointed as a member of our Board effective upon the completion of our initial public offering. Starting 2020, Mr. Bakhshandehpour is President of ThinkFoodGroup, and completes the Office of the CEO along side José Andrés and Rob Wilder. Over the past decade, Mr. Bakhshandehpour has served ThinkFoodGroup as an operating partner, advisor and investor. In his current capacity, Mr. Bakhshandehpour leads the execution of company strategy globally, across the restaurant, brand, hotel, and media divisions. Since 2015, Mr. Bakhshandehpour has also been the CEO & Managing Partner of Silverstone, a vertically integrated hospitality and lifestyle investment firm. From 2012 – 2015, Mr. Bakhshandehpour served as President, CEO and Board Member of sbe Entertainment, a Colony Capital portfolio company, where he was responsible for the Company’s global operations across the hotel, restaurant and entertainment divisions. Mr. Bakhshandehpour was recruited to sbe with an extensive track record as a 15-year veteran of Wall Street, spending over 12 years with J.P. Morgan Securities as the Head of Real Estate & Lodging Investment Banking on the west coast and the Gaming Investment Banking practice globally, focused on mergers & acquisitions and capital raising.  Mr. Bakhshandehpour holds a Bachelor of Science degree in Business Administration from Georgetown University’s McDonough School of Business. He is a trustee of Georgetown University’s McDonough School of Business, and Carlthorp School. He is a founding member of the Georgetown Wall Street Alliance West, and is a Senior Advisor to CREO Montminy & Co., FINRA-registered (series 7, 24, 63). Mr. Bakhshandehpour is also an active member and former Chair of the Bel Air Chapter of the Young Presidents Organization.  The Board has concluded Mr. Bakhshandehpour should serve as a director based on his executive leadership roles and his extensive background in investment banking within the real estate industry.

Michael J. Berchtold. Mr. Berchtold was appointed as a member of our Board effective upon the completion of our initial public offering and as our Lead Independent Director in February 2018. Since 2013, Mr. Berchtold has served as Chief Executive Officer of Berchtold Capital Partners. Mr. Berchtold worked for Morgan Stanley from 1987 to 2007 in a variety of investment banking roles in New York, Los Angeles, Tokyo, Singapore and Hong Kong. For more than 15 years, Mr. Berchtold was based in Asia where he served as Morgan Stanley’s Head of Investment Banking for Asia Pacific for seven years and as President of Asia Pacific for four years. Mr. Berchtold has served on the Board of Visitors of the UCLA Anderson School of Management since 2007 and also serves on the Advisory Board of the UCLA Anderson Center for Global Management. Mr. Berchtold received his Bachelor of Arts in History from the University of California, Los Angeles and his Master of Business Administration from the Anderson School of Management at the University of California, Los Angeles. As noted above, pursuant to the Investor Rights Agreement, IHP has agreed to vote all shares of our common stock that it owns in favor of Mr. Berchtold in any election in which Mr. Berchtold is a nominee. For more information, see "—Board Structure and Nominees." The Board has concluded Mr. Berchtold should serve as a director based on his two decades of investment banking experience, which enables Mr. Berchtold to contribute significant strategic advice to the Board.

Wayne Stelmar. Mr. Stelmar was appointed as a member of our Board effective upon the completion of our initial public offering. Prior to our initial public offering, he was a member of our board of managers since 2010 and our predecessor company since its formation in 2009. As one of the founders and in his previous position as Chief Investment Officer until his retirement in 2017, Mr. Stelmar directed The New Home Company’s strategic planning activities with a special focus on land acquisition and land disposition. Prior to this, Mr. Stelmar served as the Company's Chief Financial Officer where his primary responsibilities involved oversight of finance, accounting, risk management and information technology. Mr. Stelmar has over 30 years of homebuilding experience. In 1998, when Watt Residential Partners and John Laing Homes merged, he became CFO of John Laing Homes. In June 2001, along with H. Lawrence Webb, he led in the management buyout of Laing PLC and Whitehall, and in June 2006, the sale of John Laing Homes to Emaar Properties. Prior to joining John Laing Homes, Mr. Stelmar served as CFO of Watt Residential Partners (1988-1998). He has also worked with CPA firms for 11 years including E&Y/Kenneth Leventhal & Company, and Grant Thornton. Mr. Stelmar is a CPA (inactive) and holds a California real estate broker’s license. Mr. Stelmar received his Bachelor of Science in Accounting from California State University, Northridge. He is Chairman of the Audit Committee of HomeAid America. As noted above, pursuant to the Investor Rights Agreement, IHP has agreed to vote all shares of our common stock that it owns in favor of Mr. Stelmar in any election in which Mr. Stelmar is a nominee. For more information, see "—Board Structure and Nominees." The Board has concluded Mr. Stelmar should serve as a director based on his depth of executive, financial, and risk management experience within the real estate industry and his contributions to our formation and growth.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

H. Lawrence Webb. Mr. Webb has served as our Executive Chairman since August 2019 and has been Chairman of our Board since the completion of our initial public offering. Mr. Webb was our Chief Executive Officer from 2010 to August 2019. Prior to our initial public offering, he was a member of our board of managers since 2010 and our predecessor company since its formation in 2009. As a founder, Mr. Webb leads the Company’s overall vision, strategic planning and policy making. Mr. Webb's 30 years of experience are distinguished by a conscientious approach toward homebuyers, communities and employees. This includes his many charitable commitments such as serving on the board of Interval House, and his previous service on the board of HomeAid America and his dedication to helping cities, families and neighborhoods. Mr. Webb founded The New Home Company on these same principles. Between 1995 and 2008, he was Chief Executive Officer of John Laing Homes, where he was instrumental in growing it from a small, two-market company to one of the largest private homebuilders in the United States. Prior to joining John Laing Homes, he was Division President for Orange, Riverside and San Bernardino Counties for Kaufman & Broad, as well as Orange Country President of Greystone Homes. From 2008-2009, Mr. Webb served as Co-Chief Restructuring Officer for LandSource. Throughout his career, Mr. Webb has been honored and recognized by the industry for his philanthropy, marketing excellence and visionary leadership. He holds a Master’s degree in City and Regional Planning from Harvard University.  As noted above, pursuant to the Investor Rights Agreement, IHP has agreed to vote all shares of our common stock that it owns in favor of Mr. Webb in any election in which Mr. Webb is a nominee. For more information, see "—Board Structure and Nominees." The Board has concluded Mr. Webb should serve as a director and our Executive Chairman based on his leadership, vision, deep knowledge of our business, and experience in many facets of the homebuilding business.

Paul C. Heeschen. Mr. Heeschen was appointed as a member of our Board effective upon the completion of our initial public offering. For the past 23 years, he has been a Principal of Heeschen & Associates, a private investment firm. Mr. Heeschen serves as a General Partner of Sequoia Enterprises, LP, D.C.H. LP and Redwood Enterprises VII LP. Mr. Heeschen served as an Executive Chairman of Diedrich Coffee Inc. from February 2010 to May 2010 and Director from January 1996 to May 2010. He served as Non-Executive Chairman of Diedrich Coffee, Inc. from February 2001 to January 2010. Mr. Heeschen was a Director at PCM, Inc., a NASDAQ-listed company, from February 2006 until the company merged with Insight Enterprises, Inc. (NSIT) on August 30, 2019 and served on its audit, compensation and nominating and corporate governance committees. Mr. Heeschen received his Bachelor of Science in Accounting from University of Southern California. Mr. Heeschen is a CPA (inactive). The Board has concluded Mr. Heeschen should serve as a director based on his financing and investment experience and prior executive leadership roles at public and private companies.

Family Relationships and Other Information

There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE

Executive Officers

Set forth below is information regarding each of our executive officers as of March 22, 2021.

Name	Age	Position
H. Lawrence Webb	72	Executive Chairman
Leonard S. Miller	58	President and Chief Executive Officer
John M. Stephens	52	Executive Vice President and Chief Financial Officer

H. Lawrence Webb. is our Executive Chairman. For Mr. Webb’s biographical information, see "Proposal 1—Election of Directors—Director Biographical Information."

Leonard S. Miller. Mr. Miller was appointed Chief Executive Officer on August 30, 2019 and President on January 23, 2019 and served as Chief Operating Officer from March 2017 to August 2019. Prior to joining the Company, from April 2004 to March 2017, Mr. Miller worked at M.D.C Holdings Inc. under the Richmond American Homes brand where he had regional and divisional responsibility for several markets in the western United States. Before his tenure at Richmond, starting in 1994, Mr. Miller held several positions at Genstar Land Company, which later became a part of Newland Communities. Earlier in his career, Mr. Miller worked for a small San Diego-based land developer that specialized in small mixed-use developments. In addition to his work in the homebuilding and development industries, Mr. Miller spent four years in public accounting with the CPA firm Arthur Young. Mr. Miller has served on numerous boards in leadership roles including service as president of both the Building Industry Association of Southern California and Riverside. He holds a BS degree in Accounting from the University of Southern California, as well as an MBA from San Diego State University.

John M. Stephens. Mr. Stephens has served as Chief Financial Officer since June 2015 and Executive Vice President since August 2019. Prior to joining the Company, Mr. Stephens served as Senior Vice President, Chief Financial Officer and Principal Accounting Officer of M.D.C. Holdings Inc. from February 2012 to May 2015. He previously was with Standard Pacific Corp., serving as Chief Financial Officer from February 2009 through June 2011, Senior Vice President from May 2007 through June 2011, Corporate Controller from November 1996 through February 2009 and Treasurer from May 2001 until October 2002 and from November 2009 through June 2011. Mr. Stephens brings significant and relevant public company financial experience and expertise due to his previous roles at public company homebuilders. Prior to Standard Pacific, Mr. Stephens was an audit manager with the international accounting firm Arthur Andersen LLP.

Composition of our Board of Directors

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights and preferences of any series of outstanding preferred stock, the authorized number of directors shall consist of at least three directors, with the exact number set by our Board. Our Board has set the current authorized directors at eight members, and our Board currently consists of eight directors. The directors are divided into three classes; Class I, Class II, and Class III. Each director serves a term of three years. At each Annual Meeting, the term of one class expires. The class of directors with a term expiring at this Annual Meeting, Class I, consists of three directors.

Our Board has adopted Corporate Governance Guidelines concerning overall governance practices. These guidelines can be found in the "Investors" section of our website at https://www.NWHM.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Secretary at The New Home Company Inc., Attention: Secretary, 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618.

The Investor Rights Agreement provides for board nomination rights and voting obligations. For a discussion of this agreement, please see "Proposal 1—Election of Directors—Board Structure and Nominees."

Board Leadership Structure

Prior to August 30, 2019, our Chairman and Chief Executive Officer roles were combined. On August 30, 2019, our former Chief Executive Officer, H. Lawrence Webb, became our Executive Chairman.  Our then President and Chief Operating Officer, Leonard S. Miller, became our President and Chief Executive Officer. As a result, our Chief Executive Officer and Chairman roles are no longer combined.  However, Mr. Webb continues to be an executive officer of the Company and therefore is not an independent Chairman. After carefully considering the benefits and risks of an executive officer also serving as the Chairman of our Board, our Board determined that it is in the best interests of the Company and our stockholders to have Mr. Webb lead our Board as Executive Chairman. An executive officer in this role facilitates centralized coherent leadership that maximizes the effectiveness of our Board given its size and breadth of industry experience. This approach also enhances accountability among senior management and directors and aligns the strategy and goals of the Board with management.

As permitted by our Corporate Governance Guidelines, the Board adopted a Lead Independent Director Charter in February 2018 to provide for an independent nonexecutive director to act as Lead Independent Director. Characteristics for the Nominating and Corporate Governance Committee to consider in making a nomination for Lead Independent Director include: (i) sound judgment and confidence to stand up for proper course of action in difficult times, (ii) understanding of the Company, its industry and strategy, (iii) forward-looking vision for the Company, (iv) interpersonal skills necessary to: build consensus, foster communication, be a trusted sounding board for directors, and communicate with stockholders on complex issues, and (v) time and desire to properly perform the role. The Lead Independent Director is nominated by the Nominating and Corporate Governance Committee and confirmed by a majority of the independent directors of the Board to serve for such term as determined by those directors or until such earlier time as she or he ceases to be a director, resigns as Lead Independent Director, or is replaced as Lead Independent Director by a majority vote of the independent directors. Mr. Berchtold currently serves as our Lead Independent Director.

The specific responsibilities of the Lead Independent Director when acting as such include the following:

•	Set agendas for and preside over executive sessions of non-employee Directors and independent Directors and report to the Board, as appropriate, concerning those sessions.
•	Collaborate with the Chairman and senior management regarding agendas for Board meetings and recommend matters for the Board to consider and information to be provided to the Board.
•	Chair all meetings of the Board when the Chairman is not present.
•

Serve as a liaison and supplemental channel of communication between Directors and the Chairman and senior management without inhibiting direct communications between the Chairman, senior management and other Directors.

•	Serve as a liaison and be available for consultation and communication between the Board and stockholders.
•	Organize performance evaluations of the CEO and other directors.
•	Advise the Chairman concerning the retention of advisors and consultants who report directly to the Board.

The Board recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of us and our stockholders. To this end, the Board engages in a regular assessment, at least annually, of whether the then current leadership structure remains the most appropriate for us. Our Corporate Governance Guidelines permit the Board to fill the positions of Chairman and Chief Executive Officer with one individual or two different individuals and, as noted above, also allow the Board to appoint a Lead Independent Director. As a result, the Board has the flexibility to alter its leadership structure in the future to adapt to changing circumstances as and when needed.

Self-Evaluation and Management Evaluations, Executive Sessions

The independent directors of our Board periodically meet in executive session without management or other employees present. At least annually, the Board performs a performance evaluation of management and the CEO. The Board also conducts an annual self-assessment of each individual director's performance, the Board's performance, and the performance of each committee of the Board. Each committee also conducts a similar self-assessment, both at the individual and committee level. The Nominating and Corporate Governance Committee utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees. In addition, such evaluations are considered in light of the Company's business strategy and operations to identify desired characteristics of future Board members. The self-evaluation process also allows a dedicated time for the Board to identify opportunities for improvement, including an evaluation of the Board's role in governance and risk oversight. In its 2020 evaluation, for example, it was noted that in light of the pandemic and virtual meetings, spreading committee and Board meetings across two days would promote more Board and committee effectiveness, which recommendation was implemented for the 2021 year.

Board Independence

Our Board has determined that five of our current directors, Messrs. Berchtold, Bakhshandehpour, Lindstrom, Heeschen and Ms. Lowe, constituting a majority satisfy the listing standards for independence of the New York Stock Exchange (the "NYSE") and Rule 10A-3 under the Exchange Act, as well as our own Corporate Governance Guidelines. Mr. Webb is not considered independent as he is employed by the Company as our Executive Chairman. Mr. Neff is President of IHP Capital Partners, which is an affiliate of IHP, the owner of approximately 13.6% of our stock. IHP Capital Partners is also involved in various related party transactions described in more detail under "Certain Relationships and Related Person Transactions—Transactions With Related Persons." Due to the foregoing, Mr. Neff does not satisfy the New York Stock Exchange Standards and has not been determined independent. The Board also did not affirmatively determine that Mr. Stelmar was independent. During 2019, Mr. Stelmar provided consulting services as described under "Certain Relationships and Related Person Transactions—Transactions With Related Persons" and was previously an executive officer of the Company in 2017.

Meetings and Director Attendance

The Chairman or his designee, taking into account suggestions from the Lead Independent Director and other Board members, establishes the agenda for each Board meeting and distributes it in advance to each member of our Board. Each Board member is free to suggest the inclusion of items on the agenda.

Attendance at Board Meetings. Our Board held eight meetings during 2020, and all current directors attended at least 95% of the combined total of (i) all Board meetings and (ii) all meetings of committees of our Board of which the director was a member.  The independent directors of our Board regularly meet in executive session without management or other employees present.

Attendance at Annual Meeting of Stockholders. Although we have no policy with regard to Board attendance at our annual meetings of stockholders, our directors are invited and generally expected to attend the Company’s annual meeting of stockholders. All of our Board members attended our 2020 annual meeting of the stockholders in person or via teleconference.

Board Committees

Our Board maintains a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee. In 2019, the Company also formed the Related Party Review Committee to review certain related party transactions. To view the charter of each of our Audit Committee, our Nominating Committee, and our Compensation Committee, as well as our Lead Independent Director charter, please visit the "Investors" section of our website at https://www.NWHM.com. In addition, the charters for each of those committees are available in print to any stockholder who requests a copy. Please direct all requests to our Secretary at The New Home Company Inc., Attention: Secretary, 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618. Our Board has determined that each of the members of our Audit Committee, our Nominating and Corporate Governance Committee and our Compensation Committee is independent in accordance with the NYSE rules, the requirements of SEC and our Corporate Governance Guidelines. The membership of all of our standing Board committees as of March 22, 2021 is as follows:

Director	Audit	Nominating and Corporate Governance	Compensation	Related Party Review
H. Lawrence Webb
Wayne Stelmar
Sam Bakhshandehpour	X		X	X
Michael J. Berchtold*		X
Paul C. Heeschen	X	C		C
Gregory P Lindstrom		X	C	X
Cathey Lowe	C		X	X
Douglas C. Neff

 _________________

X - Member

C - Chair

* Lead Independent Director

Audit Committee

Our Audit Committee is comprised of three independent directors (within the meaning of Rule 10A-3 and the NYSE standards, including those applicable to audit committee members), Ms. Lowe (Chair) and Messrs. Bakhshandehpour and Heeschen. Each of these members is "financially literate" under the applicable NYSE listing standards and under the rules of the SEC. Our Board has also determined that each of Ms. Lowe and Mr. Heeschen qualify as an "audit committee financial expert" as such term is defined by the rules of the SEC. A brief description of Ms. Lowe and Mr. Heeschen's experience is found in each of their biographies in this Proxy Statement. Our Audit Committee met five times during 2020. The purpose of our Audit Committee, pursuant to its written charter, is, among other matters, to assist our Board in its oversight of (1) the Company’s financial reporting, (2) the Company’s auditing and internal control activities, (3) compliance with legal and regulatory requirements, (4) the qualifications and independence of the Company’s external auditor, (5) the performance of the Company’s internal auditing function and (6) the Company’s overall risk exposure and management. Our Audit Committee is also responsible for preparing the Audit Committee Report to be included in our annual meeting proxy statements and is also generally responsible for approving transactions with related persons pursuant to our related persons transactions policy. This authority has been partially delegated to the Related Party Review Committee as discussed below. The provisions of our related persons transactions policy are discussed under "Certain Relationships and Related Person Transactions—Related Person Transaction Policy."

Nominating and Corporate Governance Committee

Our Nominating Committee is comprised of three independent directors, Messrs. Heeschen (Chair), Berchtold and Lindstrom. Our Nominating Committee met four times during 2020. The purpose of our Nominating Committee is to identify qualified candidates to become Board members consistent with criteria approved by the Board and recommending nominees for directorships to be filled by the Board or by the stockholders, develop and recommend to the Board a set of corporate governance guidelines and oversee the evaluation of our Board. Our Nominating Committee works with our Board as a whole on an annual basis to determine the appropriate skills and characteristics required of Board members in the context of the current make-up of our Board and its committees. Each committee member has been determined by the Board to be independent in accordance with the NYSE Rules.

Consideration of Stockholder-Recommended Director Nominees

Our Nominating Committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee may submit their suggestions to our principal executive offices by sending a letter describing the nominee’s name and qualifications to The New Home Company Inc., Attention: Principal Executive Office/Secretary, 6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona 85253.  Recommendations submitted by stockholders will be considered in the same manner as recommendations received from other sources.

Our bylaws also permit stockholders to nominate directors for election at an annual stockholder meeting.  See "Other Matters—Stockholder Proposals and Nominations—Proposals and Nominations Pursuant to Our Bylaws."

Compensation Committee

Our Compensation Committee is comprised of Messrs. Lindstrom (Chair) and Bakhshandehpour and Ms. Lowe. Our Board has determined that all of the members of our Compensation Committee are "independent" within the meaning of our director independence standards and the NYSE director independence standards (including those applicable to Compensation Committee members). Our Compensation Committee (or a subcommittee thereof) consists of at least two directors that qualify as "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act. The Board has determined that Messrs. Lindstrom (Chair) and Bakhshandehpour and Ms. Lowe each qualify as "non-employee directors."  Our Compensation Committee met five times in 2020. Our Compensation Committee reviews and establishes the compensation of our senior executives, including our Chief Executive Officer, on an annual basis, has direct access to third party compensation consultants and legal counsel, and administers our equity based plans, including the review and grant of equity awards to eligible employees under our equity-based plans. The Compensation Committee also periodically reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board as appropriate. The Compensation Committee performs an annual compensation risk assessment and may also, from time to time, review and approve overall compensation programs. As discussed below, the Compensation Committee’s independent compensation consultant provides a risk assessment of our compensation practices to help the Compensation Committee perform its annual compensation risk assessment. Following its annual risk assessment for the 2020 compensation year, in conjunction with advice from its compensation consultant, the Compensation Committee determined that it does not believe the Company’s compensation plans are likely to result in a material and adverse effect on the Company. Our Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee to the extent permitted by applicable law.

Our Compensation Committee reviews and approves or recommends all compensation for all executive officers and all officers as such term is defined in Rule 16a-1, promulgated under the Exchange Act, directors and all such categories of other employees of the Company or its subsidiaries as our Board determines from time to time. For compensation decisions relating to our Chief Executive Officer, our Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and, based upon this evaluation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors of the Board), sets the Chief Executive Officer’s compensation. The Compensation Committee also performs an annual performance evaluation of all officers as such term is defined in Exchange Act Rule 16a-1 and leads a management evaluation discussion with the full non-employee board in executive session on an annual basis.

Use of Compensation Consultant and Role of Management

Our Compensation Committee is committed to staying apprised of current issues and emerging trends, and ensuring that our executive compensation program remains aligned with best practice. To this end, our Compensation Committee has engaged the services of Semler Brossy Consulting Group ("SBCG") to assist it in evaluating executive compensation matters. During 2020, SBCG only provided services to our Compensation Committee and such services were related primarily to executive and non-employee director compensation. SBCG also provided additional services related to compensation of employees below the executive officer level for purposes of providing the Compensation Committee with advice regarding our overall compensation programs, including risks related thereto. The Compensation Committee solicited and authorized such additional services by SBCG. While conducting assignments, SBCG interacts with our management when appropriate. Our General Counsel works with SBCG to provide information regarding the Company and helps prepare its executive compensation policies and practices. The Company's Chief Executive Officer annually reviews each executive officer's performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary and incentive compensation program for each executive officer other than himself. The Compensation Committee takes these proposals into consideration, among other matters, when making compensation decisions. SBCG reports directly to our Compensation Committee with respect to executive and  non-employee director compensation matters and the Compensation Committee may replace SBCG or hire additional consultants at any time. During 2020, SBCG provided our Compensation Committee and Board with compensation data related to executives at public homebuilders, helped the Compensation Committee select appropriate performance measures and goals, and advised the Compensation Committee regarding evolving compensation best practices and trends. Specifically, SBCG provided information relating to competitiveness of pay levels, compensation plan design and pool availability, executive ownership guidelines, specific equity grant matters, market trends, and risk assessment and management. SBCG advised on the proposed terms and features of the Amended Plan (Proposal 2) and also reviewed and commented on the Company’s 2020 proxy statement. During 2020, at the request of the Compensation Committee, a representative of SBCG attended all scheduled quarterly Compensation Committee meetings.

Each year our Compensation Committee reviews the independence of its compensation consultants and other advisors. In performing its analysis, our Compensation Committee considers the factors set forth in SEC rules and NYSE listing standards. After review and consultation with SBCG, our Compensation Committee determined that SBCG is independent and there is no conflict of interest resulting from retaining SBCG currently or during the year ended December 31, 2020.

For further information on our executive officers’ compensation, please see "Executive Compensation."

Related Party Review Committee

In March 2019 the Board formed the Related Party Review Committee to analyze, evaluate and negotiate, as applicable, related party transactions with entities affiliated with IHP and Douglas C. Neff. The Related Party Review Committee is comprised of Messrs. Heeschen (Chair), Lindstrom, Bakhshandehpour and Ms. Lowe. This committee is delegated the power (but not the obligation) to substitute for our Audit Committee under our related party transactions policy for purposes of such transactions.

Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The involvement of our full Board in determining our business strategy is a key part of its assessment of management’s risk tolerance and also a determination of what constitutes an appropriate level of risk for the Company. Our Board administers oversight for the risk management process function directly, with support from its standing committees, each of which will address risks specific to its area of oversight. The risk management process implemented by our executive officers and key managers addresses risks related to the Company's operations, financing and liquidity needs, financial reporting, internal control and regulatory compliance. Management is also responsible for ensuring that the Board and its committees are kept well informed of changing risks. In some instances the Board delegates responsibility for the execution of certain elements of risk oversight to the committees in order to ensure appropriate expertise, attention and diligence. The committees oversee the relevant risk areas and report to the Board regularly.  Some of the risk areas in which risk oversight is reviewed are listed below.

Land Acquisition. Our ability to build and sell homes that meet buyer demand is heavily impacted by our ability to control, buy and develop land and lots in a cost effective manner.  We control the amount of financial resources used in the acquisition of land and lots through a centralized land acquisition approval process which requires land committee approval before financial resources are authorized to be expended for this purpose. The land committee is comprised of our Executive Chairman, CEO and CFO.  In addition, land committee approval includes corporate legal review and an assessment of risks associated with the transaction. In addition, management must obtain the approval of the Board before proceeding with any land acquisition above a pre-established threshold. When the Board reviews particular transactions and initiatives that require Board approval, or that otherwise merit the Board's involvement, the Board generally includes related risk analysis and contingency plans among the matters addressed with management.

Business Planning, Financing and Liquidity. At the outset of each year, management reviews the Company's business plan with the Board and discusses risks that could affect the plan and measures to cope with such risks. We review updates to our business plan with our Board at least quarterly and discuss associated risks to meet plan. In addition, our Board oversees financing and liquidity risk by regularly monitoring our financial and liquidity position to ensure we maintain the financial resources needed to fund our homebuilding operations. At each quarterly meeting, management reviews information related to the Company’s financial and liquidity position with the Board, which includes projected short and long-term financing and liquidity needs. To further manage risk in this area, incurrence of new debt above certain thresholds, significant changes to our unsecured credit facility, and public debt or equity issuances are approved by the Board.

Enterprise Risk. At least annually, management reviews key enterprise risks for the Company with both the Audit Committee and the full Board, which includes and analysis of both short term and long term risks associated with the Company's operations, liquidity, and financial condition. This discussion covers operational, financial, legal, and greater economic risks.

Regulatory Compliance, Legal Risk, Financial Reporting and Internal Control Compliance.

Legal and Compliance Risk. At least annually and throughout the year, management presents information to the Board and the Audit Committee regarding the Company's insurance programs and legal, regulatory, and compliance risks that might expose the Company to liability or loss. Management will also present to the Board or one of its committees on a variety of topics related to recent or anticipated changes to laws, regulations, and corporate governance issues. Management also presents on changes to accounting rules and regulations, tax laws and regulations, and financial reform rules and regulations to the Audit Committee. By staying informed, the Board and Audit Committee are able to oversee the Company’s compliance with regulatory or legal issues areas presented and to discuss with management any actions necessary to maintain or become compliant with such regulatory matters.

Audit Committee Risk Oversight. The Audit Committee of the Board provides risk oversight with respect to financial reporting, internal control over financial reporting, internal audit and related regulatory compliance matters. The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements, the Company's accounting and financial reporting processes, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, compliance with legal and regulatory requirements, key compliance risks and major financial and information technology risk exposures.  Each quarter, our Audit

Committee discusses with our independent auditor its review of our interim financial information and, after our fiscal year-end, discusses its audit of our annual consolidated financial statements, including our procedures on internal control over financial reporting. Also, during the fiscal year, our Audit Committee meets in private session (without the presence of management) with our independent auditor and our internal audit provider to discuss any matters related to the audit of our annual consolidated financial statements and review of our internal control over financial reporting. Each year, the Audit Committee reviews and approves the internal audit plan for the forthcoming fiscal year. The internal audit plan is designed using a risk-based approach focusing on key risk areas in the Company’s homebuilding, financial services and other operations. The Audit Committee is also responsible for reviewing and approving related party transactions. In March 2019, the Board formed the Related Party Review Committee to review transactions related to IHP in order to increase scrutiny and oversight over such related party transactions.

Compensation Risk Oversight. The Compensation Committee provides risk oversight with respect to compensation of the Company’s employees, including the named executive officers and other key officers, with the assistance of the Board. The Compensation Committee performs a formal annual compensation risk assessment with the assistance of its independent compensation consultant, which includes a review of compensation-related risks at all levels of the organization, including those related to employees below the executive officer level. We regularly review the Company’s compensation policies and practices and believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that our compensation program has the appropriate balance that properly incentivizes desired performance while mitigating inappropriate risk taking. The following components of our compensation programs help achieve this balance:

•

Base Salary.  We set fixed base salaries in amounts that we believe are commensurate with the level of experience, responsibility and tenure of the applicable executive. We believe that providing an appropriate base salary mitigates inappropriate risk-taking by providing a fixed and certain level of semi-monthly income.

•

Annual Bonus Plan. Our named executive officer participate in an annual cash bonus plan which, in 2020, was based on achievement of various scorecard measures discussed in "Executive Compensation" below.   The amount of the payout of these annual awards is subject to the discretion of the Compensation Committee. Their discretion can be used to reduce the payout when the Committee believes levels achieved result in an inappropriate level of annual pay when balanced with the total compensation package and taking into consideration the Company’s and the executive’s performance. Payouts are also capped for all participants and all named executive officers participate in the same annual plan, requiring our officers to work together to achieve results, rather than operating in silos that could lead to one attempting to maximize individual results. We believe we mitigate risk related to the annual performance goals through our approval process with respect to the final payout of these awards.

•

Long-Term Incentive. In 2020, the Compensation Committee granted approximately 35% options and 65% time-based restricted stock units to its named executive officers.  Options and restricted stock units vest over multiple years which create a longer-term orientation and reduce financial gain realized by a short-term inflated share price.

•

No Hedging and Pledging Policy. Pledging, trading on margin, and use of derivatives by an executive can magnify risk of a Company's compensation plans. We have an anti-hedging policy applicable to all employees (including our executive officers) and directors that prohibits purchases of our stock on margin, calls or similar options on our stock, or selling our stock short; we also have an anti-pledging policy. Policies like ours ensure that executives are not creating excess risk exposure to the Company's stock.

•	Stock Ownership Guidelines. Our minimum stock ownership guidelines encourage ownership and align the interests of our executive officers with those of our stockholders (i.e., 6x base salary for our Executive Chairman, 3x base salary for the CEO, and 2x base salary for all other NEOs). Requiring executives to hold a significant portion of earned compensation in stock can limit the benefits of short-term risk-taking that does not lead to sustainable value creation.
•

Compensation Clawback Policy.  We have a policy that provides for recoupment of incentive compensation under certain circumstances that result in an accounting restatement. Clawback policies can limit the benefits to executives from taking excess risks that lead to a financial restatement.

Corporate Governance Oversight. Our Nominating Committee provides oversight with respect to corporate governance and evaluates the independence of our directors and the effectiveness of our Corporate Governance Guidelines. In addition, during 2020, our Board was actively engaged in overseeing the rapidly shifting risk environment brought on by the COVID-19 pandemic. During the year, directors met formally eight times, more frequently than in prior years and devoted significant time and attention to risks related to the COVID-19 pandemic, including risks related to the health and safety of our employees, trade partners and customers, operational risks related to home sales and deliveries, and risks related to our balance sheet and liquidity.

The Company believes that the Lead Independent Director, the Board committees, all of which are chaired by and consist of independent directors, and the full Board of Directors, provide effective oversight of the Company’s business and its risks.

Environmental, Social and Governance

Our Board oversees our long-term sustainability practices and our Nominating and Governance Committee oversees initiatives related to environmental, social and governance ("ESG") matters, including, in consultation with our management team, with respect to ESG disclosures and assessments of the effectiveness of our policies, programs and strategy regarding ESG matters.  Consistent with our values, we recognize the importance of ESG considerations to our stakeholders and continue to look for ways to incorporate ESG into our sustainability and other initiatives.  During 2020, we released our inaugural Sustainability Report which is available on our website at ir.nwhm.com/investor-home. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement. Some of the ESG practices we focus on include human capital management, diversity and inclusion ("D&I") awareness, energy efficiency, workforce health and safety, and giving back to the community through involvement in charitable causes. The Company has also formed a D&I council comprised of volunteer employees at various levels throughout the Company, which council meets to discuss opportunities to increase education and awareness of D&I related issues. One recent initiative includes the implementation of a "diversity calendar" that highlights important dates throughout the year that are related to accomplishments, sacrifices and celebrations of people from diverse backgrounds.

The Company is committed to creating and maintaining a community in which its employees are free from all forms of harassment and discrimination. We require employee training and protocols for preventing, reporting and addressing behavior that is not in line with our business standards or our core values, including, but not limited to, discriminatory or harassing behavior and sexual misconduct. We also recently rolled out dedicated training aimed at raising awareness about issues surrounding D&I. To ensure a positive and productive workplace, we proactively seek feedback from employees and continuously engage in two-way communication with our team members.  We conduct an annual employee engagement survey soliciting direct feedback from our employees utilizing a third party survey and analytics provider. Our most recent survey, from November 2020, had approximately 99% participation and reflected that approximately 96% of our employees are positively engaged, which was up from 91% in the 2019 survey. This score is based on affirmative responses to factors such as being proud to work for the Company, a willingness to recommend the Company, an intent to stay with the Company for at the least the next 12 months, and achieving a feeling of personal accomplishment associated with the employee's work. Annually, our CEO shares results in person with all team members at divisional all-employee meetings and each division’s leader is tasked with identifying improvement plans. The insights gained from our employee engagement surveys have helped us drive improvements in the way our employees work and engage with one another.

We believe it is important to adopt ethical practices to direct how we do business while keeping the interests of our stakeholders and the environment in mind, including valuing and challenging the talented men and women who comprise our workforce. To that end, we have the comprehensive Code of Business Conduct and Ethics applicable to all employees and an actively-managed ethics hotline. We also strive to provide a safe and healthy work environment for all employees. We have a health and safety audit system that includes comprehensive independent third-party inspections.  Our Risk Management team has a training system and a safety enforcement system in place in the field, which we believe has led to an increase in safety awareness and effectiveness.

Expiration of Tax Benefit Preservation Plan

On May 8, 2020, the Company entered into a Tax Benefit Preservation Plan between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (as amended from time to time, the "Tax Plan") to help preserve the value of certain deferred tax benefits, including those generated by net operating losses and certain other tax attributes.  The Company has been able to carryback its federal net operating losses realized during 2020 to offset U.S. federal income taxes paid in the past five years due to the tax law changes arising from the Coronavirus Aid, Relief, and Economic Security (the "CARES Act").  As a result, the Board determined not to extend or renew the Tax Plan. The original expiration date of the Tax Plan was May 7, 2021; however, in March 2021, the Board determined to accelerate the expiration of the Tax Plan by amending it to allow its expiration to occur on March 29, 2021. Accordingly, the preferred share purchase rights under the Tax Plan (the "Rights") which were previously dividended to holders of record of the shares of common stock of the Company related to the Series A Junior Participating Preferred Stock of the Company expired as of the close of business on March 29, 2021 and no person shall have any rights pursuant to the Tax Plan or the Rights.  Due to its expiration, the Tax Plan is not being presented for stockholder approval at the Company's 2021 Annual Meeting of Stockholders.

Communication with our Board

Interested persons, including stockholders, may communicate with our Board, including the non-employee directors or the Lead Independent Director, by sending a letter to our Secretary at The New Home Company Inc., Attention: Secretary, 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618. Our Secretary will submit all correspondence to the Chairman and to any specific director to whom the correspondence is directed.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. Our Code of Business Conduct and Ethics can be found in the "Investors" section on our website at https://www.NWHM.com. In addition, our Code of Business Conduct and Ethics is available in print to any stockholder who requests a copy. Please direct all requests to our Secretary at The New Home Company Inc., Attention: Secretary, 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618. We intend to disclose future amendments to substantive provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN

BENEFICIAL OWNERS

The following table shows ownership of our common stock as of March 22, 2021, based on 18,109,101 shares of common stock outstanding on that date, by (i) each current director and nominee; (ii) each named executive officer; (iii) all of our current directors and executive officers as a group; and (iv) each person known to us to own beneficially more than five percent of our capital stock. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable. H. Lawrence Webb, Wayne Stelmar, Joseph Davis and IHP (each a "Group Member" and collectively, the "Group Members") are party to the Investor Rights Agreement, as amended, pursuant to which the parties thereto may be deemed to be members of a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

Unless otherwise noted, the address of the persons or entities shown in the table below is 15231 Laguna Canyon Road, Suite 250, Irvine, California 92618.

Name	Total Shares Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)
Named Executive Officers
H. Lawrence Webb(2)(3)	1,188,558	6.4%
Leonard S. Miller	118,729	*
John M. Stephens	143,124	*

Non-Employee Directors and Nominees
Sam Bakhshandehpour	58,385	*
Michael Berchtold	81,085	*
Paul C. Heeschen	115,585	*
Gregory P. Lindstrom	61,085	*
Cathey Lowe	57,085	*
Douglas C. Neff(4)	2,472,703	13.6%
Wayne Stelmar(3)(5)	1,027,045	5.6%

All current executive officers and directors (including nominees) as a group (10 persons)	5,323,384	28.2%

More than 5% Stockholders
IHP Capital Partners VI, LLC(4)	2,455,944	13.6%
FMR LLC(6)	1,580,019	8.7%
MidOcean Tactical Credit Fund II, LP(7)	1,315,143	7.3%
First Manhattan Co.(8)	1,071,551	5.9%
Royce & Associates, LP(9)	1,040,270	5.7%
Joseph D. Davis(3)(10)	732,385	4.0%

_________________

*    Less than 1%.

(1)

As of March 22, 2021, none of our non-employee directors has the right to acquire any options which will vest and become exercisable within 60 days of March 22, 2021. Included in the "Total Shares Beneficially Owned" column for each of the directors, other than H. Lawrence Webb, are 16,759 shares which are issuable upon the settlement of restricted stock units, or RSUs, which are scheduled to vest within 60 days of March 22, 2021.  The total shares beneficially owned by each of Messrs. Miller and Stephens includes 69,168 and 55,463 vested and exercisable stock options, respectively.

(2)	Consists of 807,499 shares of Common Stock held directly by Mr. Webb (including 6,795 shares issued following the vest of RSUs that had not yet been picked up as of the record date), 38,755 shares held by the L and J Webb Family Trust U/A DTD 7/20/2018, of which Mr. Webb is a trustee (the “Webb Trust”), and 300,985 vested stock options that Mr. Webb has the right to exercise. Mr. Webb may be deemed to have shared voting and dispositive power over 24,736 shares held as of the filing date by Joan Marcus Webb, and 16,583 vested stock options that Ms. Webb has the right to exercise, because Mr. Webb and Ms. Webb are married. Mr. Webb disclaims beneficial ownership of the shares held by Ms. Webb except to the extent of any pecuniary interest therein.

(3)

Each of Messrs. Webb, Stelmar, and Davis are parties to the Investor Rights Agreement, as a result of which, together with IHP, they may be deemed to have shared voting power over an additional 4,215,374, 4,376,887, and 4,671,547 shares of our common stock, respectively. Each of Messrs. Webb, Stelmar, and Davis disclaims beneficial ownership of the shares held by the other group members.

(4)	Mr. Neff has sole voting and dispositive power over 16,759 shares of our common stock which are issuable upon the settlement of RSUs, which are scheduled to vest within 60 days of March 22, 2022. Based solely on a Schedule 13D filed with the SEC on December 21, 2015, each of Mr. Neff and IHP has sole voting and dispositive power over 2,421,659 shares of our common stock, which included 5,041 shares of stock that vested in 2015 that were held in Mr. Neff’s name for the benefit of IHP. The amount reflected on IHP's 13D does not include shares of stock granted to Mr. Neff for his service as a director including 10,189 shares that vested in 2016 and 2017 which Mr. Neff transferred to IHP during 2017, 24,096 shares of stock that vested in 2018, 2019 and 2020 which Mr. Neff transferred to IHP during 2020, and 16,759 shares of stock that are scheduled to vest within 60 days of March 22, 2021. Mr. Neff is President of IHP Capital Partners, which is an affiliate of IHP Capital Partners VI L.P. IHP Capital Partners VI L.P. has voting and dispositive power over the shares of our common stock held by IHP (collectively, IHP and IHP Capital Partners are "IHP Family"). Mr. Neff may be deemed to indirectly beneficially own the shares held by the IHP Family, but disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Additionally, as a result of the Investor Rights Agreement, IHP, together with the other group members, may be deemed to have shared voting power over an additional 2,947,988 shares. IHP disclaims beneficial ownership of the shares held by the other group members. The address of IHP is 100 Bayview Circle, Suite 2000, Newport Beach, CA 92660.

(5)

Consists of 739,672 shares of the Common Stock held by the W and L Stelmar Trust Dated 5/26/06, of which Mr. Stelmar is a trustee (the "Stelmar Trust"), 105,555 shares of Common Stock held directly by Mr. Stelmar, of which 16,759 shares are issuable upon the settlement of restricted stock units scheduled to vest within 60 days of March 22, 2021, and 181,818 vested stock options that Mr. Stelmar has the right to exercise.

(6)	Based solely on a Schedule 13G filed with the SEC on February 8, 2021, FMR LLC has sole voting and dispositive power over 1,580,019 shares of our common stock and Abigail P. Johnson has sole dispositive power over 1,580,019 shares of our common stock. FMR LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Such Schedule 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the "FMR Reporters"). It does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(7)	Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021, Ultramar Credit Holdings, Ltd., MidOcean Tactical Credit Fund II GP, LP, MidOcean Tactical Credit Fund II, LP (collectively, the "MidOcean Entities"), MidOcean Credit Fund Management LP (the "Management Company"), J. Edward Virtue ("Mr. Virtue") and Steven Shenfeld ("Mr. Shenfeld", and collectively with the MidOcean Entities, the Management Company and Mr. Virtue, the "Reporting Persons" under Rule 13d-1(k) of Section 13 of the Act), have shared voting power and dispositive power over 1,315,143 shares of our common stock. 1,315,143 shares of Common Stock are held by MidOcean Tactical Credit Fund II, LP. MidOcean Tactical Credit Fund II GP, LP is the general partner of MidOcean Tactical Credit Fund II, LP. Ultramar Credit Holdings, Ltd. is the general partner of MidOcean Tactical Credit Fund II GP, LP. The Management Company provides investment advisory services to MidOcean Tactical Credit Fund II, LP. Mr. Virtue and Mr. Shenfeld indirectly control shares of the Company held by the MidOcean Entities. Accordingly, the Management Company, Mr. Virtue and Mr. Shenfeld may be deemed to have beneficial ownership of the shares of Common Stock held by the MidOcean Entities. Each of the Management Company, Mr. Virtue and Mr. Shenfeld disclaims beneficial ownership of the shares of Common Stock owned of record by any other person or entity except to the extent of their pecuniary interest therein. The address of each of the Reporting Persons is c/o MidOcean Partners, 320 Park Avenue, Suite 1600, New York, New York 10022.

(8)	Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021, First Manhattan Co., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and broker or dealer registered under section 15 of the Exchange Act, has sole voting and dispositive power over 43,500 shares of our common stock, shared voting power over 811,015 shares of our common stock, and shared dispositive power over 1,028,051 shares of our common stock. The address of First Manhattan Co. is 399 Park Avenue, New York, NY 10022.

(9)	Based solely on a Schedule 13G filed with the SEC on January 27, 2021, Royce & Associates, LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting and dispositive power over 1,040,270 shares of our common stock. The securities reported in such Schedule 13G are beneficially owned by one or more registered investment companies or other managed accounts that are investment management clients of Royce & Associates, LP ("RALP"), an indirect majority owned subsidiary of Franklin Resources, Inc.("FRI"). When an investment management contract (including a sub advisory agreement) delegates to RALP investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats RALP as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, RALP reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement. As a result, for purposes of Rule 13d 3 under the Act, RALP may be deemed to be the beneficial owner of the securities reported in such Schedule 13G. The address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151.

(10)

Consists of 515,441 shares of the Common Stock held as of the date hereof by J. and T. Davis Family Trust (of which Joseph D. Davis is a trustee), 35,126 shares of Common Stock held directly by Mr. Davis, and 181,818 vested stock options that Mr. Davis has the right to exercise.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2020 and 2019, information regarding the compensation awarded to, earned by or paid to our named executive officers ("NEOs"), which for 2020 consisted of:

•	H. Lawrence Webb, our Executive Chairman and former Chief Executive Officer,
•	Leonard S. Miller, our President and current Chief Executive Officer ("CEO"),
•	John M. Stephens, our Executive Vice President and Chief Financial Officer ("CFO")

Name and Principal Position(1)	Year	Salary	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
H. Lawrence Webb Executive Chairman	2020	$450,000	$190,000	$238,900	$128,715	$110,000	—	$1,117,615
	2019	$623,077	—	$195,148	$198,856	—	$10,450	$1,027,531
Leonard S. Miller President and Chief Executive Officer	2020	$600,000	$336,000	$238,900	$128,715	$144,000	$21,681	$1,469,296
	2019	$557,692	$225,000	$542,495	$182,284	—	$12,348	$1,519,819
John M. Stephens Executive Vice President and Chief Financial Officer	2020	$550,000	$285,000	$192,714	$103,830	$110,000	$11,400	$1,252,944
	2019	$515,385	$200,000	$520,792	$145,827	—	$18,321	$1,400,325

 _________________

(1)	Effective August 30, 2019, Mr. Webb transitioned from the Company’s CEO to the Company’s Executive Chairman and Mr. Miller transitioned from the Company’s Chief Operating Officer to its CEO.
(2)

Amounts reflect discretionary bonuses paid to our NEOs for 2019 and 2020 performance. A narrative discussion of the Compensation Committee's rationale for payment of 2020 discretionary bonuses is set forth below in "Narrative to Summary Compensation Table—2020 Compensation Decisions by Compensation Element—Annual Cash Incentive".

(3)

With respect to 2020, amounts reflect the grant date fair value of the restricted stock units, or RSUs, and stock options granted to the NEOs, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718.  The 2020 option awards were assigned a fair value of $2.24 per share on the date of grant using the Black-Scholes option pricing model.  We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 13, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 11, 2021.

(4)

Amounts shown in this column represent incentive cash bonus award earned under the Company's 2020 annual cash incentive program. The annual cash incentive program was based on achievement of a pre-established "scorecard" which included targets for five key measures for 2020 as discussed below in "Narrative to Summary Compensation Table—2020 Compensation Decisions by Compensation Element—Annual Cash Incentive", each of which were given a 20% weighting.  Goals for (A) gross margin, excluding impairments and (B) pre-established strategic business objectives were both met at target yielding a 40% payout under the pre-established "scorecard".

(5)	Amounts shown in this column for 2020 represent other compensation in the form of (A) 401(k) match of $11,400 for each of Mr. Miller and Mr. Stephens and (B) in the case of Mr. Miller, cell allowance, auto allowance, and toll reimbursements that were $10,000 or more in the aggregate.

Narrative to Summary Compensation Table

Components of Compensation

The individual components of our executive compensation program consist primarily of (i) base salary, (ii) annual cash-based bonus opportunity, (iii) long-term incentive compensation and (iv) retirement savings opportunities and limited other employee benefits.  The Company’s compensation program for its NEOs is intended to attract and retain qualified executives for the Company through fluctuating business cycles, provide them with incentives to achieve our strategic, operational and financial goals, increase shareholder value and reward long-term financial success.

Summary of Our Compensation Design and Governance Practices

What We Do

✔	Incentivize Long-Term Performance: We grant equity awards to motivate long-term performance and to align the interests of our executive officers with those of our stockholders.
✔

Maintain Minimum Stock Ownership Guidelines: Our minimum stock ownership guidelines encourage ownership and further align the interests of our executive officers with those of our stockholders (i.e., 6x base salary for our Executive Chairman, 3x base salary for the CEO, and 2x base salary for all other NEOs).

✔

Balance Short-Term vs. Long-Term Compensation: We balance short-term compensation with long-term compensation to focus our senior executives on the achievement of both operational and financial goals and longer-term strategic objectives.

✔	Independent Consultant: Our Compensation Committee engages an independent compensation consultant that does not provide any other services to us.
✔	Clawback Policy: We have a policy that provides for recoupment of incentive compensation under certain circumstances that result in an accounting restatement.
✔

Prohibit Hedging and Pledging: We have an anti-hedging policy applicable to all employees (including our executive officers) and directors that prohibits purchases of our stock on margin, calls or similar options on our stock, or selling our stock short; we also have an anti-pledging policy.

✔

Appropriate Severance: We provide an appropriate level of severance protection (including termination in connection with a change in control) to ensure continuity of service and alignment of the executive’s interests with those of stockholders.

✔	Equity Grant Timing Policy: We have adopted a policy regarding the timing of equity grants.

What We Do Not Do

Provide Single-Trigger Change in Control Features in any Outstanding Compensation Program
Provide Tax Gross Ups on Change in Control or other Benefits
Provide Excessive Executive Perquisites
Guarantee Base Salary Increases or Incentive Payments for Named Executive Officers
Permit Re-Pricing of Underwater Stock Options without Stockholder Approval

Investor Outreach

Following our inaugural 2020 Say-on-Pay vote, where we received 77% support, the Chair of our Compensation Committee and senior management conducted comprehensive shareholder engagement with several of our institutional shareholders regarding our compensation and governance practices by reaching out to institutional shareholders representing approximately 16% of our outstanding shares at that time. We engaged shareholders that represented approximately 9% of our outstanding shares at that time. As part of our discussions, we reviewed a variety of topics including our corporate governance policies, our compensation philosophy and practices, and our executive compensation programs for fiscal 2019 and 2020. Among some of the feedback we received, investors noted a preference for a portion of long-term incentives tied to performance and increasing female representation on our Board of Directors. We reviewed this feedback with the Compensation Committee, Nominating Committee, and the full Board.  In response to the feedback, we have taken the following actions: (i) reintroduced a performance-based component into the executive compensation program for 2021, which is discussed in more detail below under “2021 Executive Compensation Developments” and (ii) amended our Corporate Governance Guidelines in February 2021 to reflect the Board’s and the Nominating Committee’s commitment to using refreshment opportunities to consider new female and diverse director candidates to the Board of Directors.

Role of the Compensation Committee and its Independent Compensation Consultant

The Compensation Committee is responsible for reviewing and approving, on an annual basis, the corporate goals and objectives with respect to the compensation of our NEOs, as described in the Compensation Committee Charter.  The Compensation Committee has engaged SBCG as its independent compensation consultant. SBCG’s duties include preparation of material for the Compensation Committee's executive officer pay analysis, review of our peer group, recommendations for non-employee director compensation, discussion and analysis of potential incentive programs, risk assessment of the Company’s compensation programs, and work on behalf of the Compensation Committee to review management's recommendations to the Compensation Committee about executive officer pay matters. In analyzing market compensation data for executives at public homebuilders, SBCG typically regresses such peer data to the Company’s size given that most public homebuilders are significantly larger than the Company, particularly given consolidation in the industry in recent years. SBCG advised on the proposed terms and features of the Amended Plan (Proposal 2) and also reviewed and commented on the Company’s 2020 proxy statement. For more information about the role of the Compensation Committee and its use of its Independent Compensation Consultant, see “Corporate Governance—Board Committees—Compensation Committee”.

Pay Design and Compensation Elements

The Company completed its initial public offering in 2014. Since 2014, the Company has had an independent compensation committee that has been advised by SBCG, our independent compensation consultant.  The Company’s NEOs were initially made up of the Company’s founders, including our current Executive Chairman, H. Lawrence (Larry) Webb.  Over several years, several of the founders have transitioned and/or retired and the Company hired John Stephens as its CFO in mid-2015 and Leonard Miller, as Chief Operating Officer, in 2017. In August 2019, Mr. Webb transitioned from his role as CEO to Executive Chairman, and Mr. Miller succeeded him, becoming President and CEO. From its beginnings, as a founder-led company to its current structure, the Company’s compensation design elements have matured. For example, the Company instituted use of performance-based equity ("PSUs") in its long term incentive program starting in 2018. However, due to challenges in the Company's operational environment during the 2019 and 2020 compensation years, including changes in the housing market, particularly for higher priced housing in California, the Compensation Committee reduced overall magnitude of target opportunities for its executive officers. At the same time, the Compensation Committee decided to discontinue the use of PSUs during this period given the then existing operational and strategic uncertainties, and replaced them with a mix of options as well as time-based RSUs to incent and retain our senior executives and allow for a longer time frame to meet objectives. This move away from long-term performance based incentive compensation is intended to be temporary. For the 2021 compensation year, the Compensation Committee has reintroduced performance-based long term incentives through a long term cash plan (which was selected over utilizing PSUs in order to manage dilution to our shareholders).

Our compensation programs have been comprised of the following compensation elements:

•

Base salary. The base salaries of our executive officers are intended to provide a competitive level of fixed compensation in order to attract, retain and motivate talented executive officers. Base salaries are generally set based on each executive officer's responsibilities, performance, skills, and experience as compared with relevant market data.

•

Annual Incentive Program. In furtherance of our compensation philosophy to award incentive bonuses based on performance, we design our annual incentive programs to motivate and reward executive officers for achieving pre-established company performance objectives.

•

Long-term Incentive Awards. The Compensation Committee believes that a significant portion of each executive officer's compensation should be in the form of long-term equity-based incentive compensation, while managing the level of dilution to our shareholders. Our annual incentive programs reward executive officers for actions that impact short- and mid-term performance; however, the Compensation Committee recognizes that long-term equity-based incentive awards also serve the interests of our stockholders by:

o	giving these key employees the opportunity to participate in the long-term appreciation of our common stock;
o

encouraging executive officers to create and sustain stockholder value over longer periods because the value of awards is directly attributable to changes in the price of our common stock over time; and

o	promoting executive officer retention because the full value of awards cannot be realized until vesting occurs, which generally requires continued employment for multiple years.

Overview of 2020 Executive Compensation Program Design

The Company continued to operate in a challenging operational environment when the Compensation Committee met in February 2020 to make 2020 compensation decisions due, in part, to a change in the markets in which the Company builds (particularly in California), the Company’s transition to more affordable product offerings, and legacy assets with lower returns. As a result, the Company shifted some of its focus to strengthening its balance sheet, improving cash flow generation, and deleveraging during the 2019 year and into 2020. Accordingly, similar to its decisions for 2019 compensation, in February 2020, the Compensation Committee sought to reduce executive compensation spend and take into account the importance of other goals of the Company, including deleveraging and increasing cash flow, and implemented the following key elements for the 2020 compensation program:

•

Funding of the 2020 bonuses at 50% of target for achieving target performance with a maximum payout pursuant to the program at 100% of target. The annual cash incentive was based on achievement of a pre-established “score card” which included targets for the following key strategic measures for 2020: homebuilding revenue, gross margin, pretax income, SG&A rate, and specific strategic business objectives, which were each given a 20% weighting, all subject to meeting a threshold goal of maintaining a maximum net debt-to-capital ratio. The Compensation Committee was given discretion to adjust bonus payouts upward or downward based on their assessment of performance at year end relative to each of the key measures.
•

Annual stock grants were reduced to about 60% of each executive's target. The Compensation Committee determined to reduce the size of executive grants in order to reduce the dilutive impact of equity-based compensation to the Company's stockholders since the Company's stock continued to trade at a discount to book value.

•

Because the grant values were significantly reduced from determined target levels and to provide for a more meaningful incentive, the Compensation Committee granted a combination of time-based RSUs and options instead of utilizing performance-based share units which allowed for a longer time frame for Company to achieve its goals (i.e., a ten year option exercise period vs. a PSU strictly tied to specific profitability measures over a 2-3 year period). This move away from performance-based long-term incentive is intended to be temporary and for the 2021 year, the Compensation Committee has reintroduced a performance-based long term incentive component into the executive compensation program.

The foregoing decisions regarding the executives' targets, including relative discounts thereto, were made in February 2020, before the onset of the COVID-19 pandemic.

2020 Compensation Decisions by Compensation Element

Base Salary

The Compensation Committee reviews executive compensation and formally approves the compensation program for the year during its February meeting. Typically, base salary increases, if any, are determined at this meeting. SBCG provided our Compensation Committee and Board with advice, including compensation data related to executives at public homebuilders, which the Compensation Committee considered in making its salary determinations.  No increases to base salary were approved at the Compensation Committee's February 2020 meeting. Below sets forth the base salaries for each named executive officer for 2020.

Name and Title	2020 Base Salary
H. Lawrence Webb, Executive Chairman	$450,000
Leonard Miller, President and Chief Executive Officer	$600,000
John M. Stephens, Executive Vice President and Chief Financial Officer	$550,000

Annual Cash Incentive

During its February 2020 meeting, in consultation with SBCG, the Compensation Committee reviewed market compensation data for executives at public homebuilders which used a regression analysis to account for the Company’s smaller size. Following review of such market data, the Compensation Committee determined to target the named executive officers’ annual cash incentive program as follows:

Name and Title	Target Bonus as a % of Base Salary	Target Bonus (100% Funding)
H. Lawrence Webb, Executive Chairman	122%	$550,000
Leonard Miller, President and Chief Executive Officer	120%	$720,000
John M. Stephens, Executive Vice President and Chief Financial Officer	100%	$550,000

However, in light of the challenging operational environment for the Company and in an effort to reduce executive compensation costs, the Compensation Committee determined to reduce the bonus opportunity to 50% of the target level for target performance, for the second year in a row, as set forth in the table below. The maximum payout under the program for maximum performance level was set at 100% of the target bonus amounts set forth above.

Name and Title	Reduced Target Bonus as a % of Base Salary	Reduced Target Bonus (50% Funding)
H. Lawrence Webb, Executive Chairman	61%	$275,000
Leonard Miller, President and Chief Executive Officer	60%	$360,000
John M. Stephens, Executive Vice President and Chief Financial Officer	50%	$275,000

In consultation with SBCG, the Compensation Committee also determined to restructure the design of its executive annual cash incentive program ("ACIP") for 2020.  In 2019, the Company did not achieve the threshold pretax income goal and accordingly, the annual bonus compensation program yielded no bonuses to any of the NEOs and the Compensation Committee determined to pay the NEOs discretionary bonuses to reflect the significant progress that had been made with respect to other strategic goals in 2019.  As a result, the Compensation Committee determined it was appropriate to incorporate some of these strategic goals in the ACIP for 2020.

The Compensation Committee, along with SBCG, developed a pre-established "score card" which includes multiple key strategic measures for 2020 set forth in the table below. In order to be eligible to participate in the ACIP, the Company was required to meet a threshold goal of maintaining a maximum net debt-to-capital ratio of 50% at year-end, excluding the impact of any impairments in 2020.  At the end of the year, the Compensation Committee had the ability to assess performance against each of the key measures and use those assessments to make year-end bonus decisions for the executives in its discretion.  The Compensation Committee determined that this approach was appropriate because, similar to 2019, the funding of the 2020 bonuses would only be at 50% of the determined target levels for achieving target performance with a maximum payment pursuant to the program at 100% of the determined target for achieving maximum performance.

Scorecard Measure	Weighting	Target Goal for 2020
Homebuilding Revenues	20%	$490 million
Gross Margins, excluding impairments	20%	12.5%
Selling, General & Administrative rate, excluding restructuring costs	20%	11.9%
Pretax income, excluding costs associated with refinancing the Company's senior notes and loss due to early extinguishment of debt for its senior notes	20%	$3.8 million
Strategic business objectives	20%	Extension of the Company's unsecured line of credit, refinancing of its senior notes, negotiating an exit from or restructure of a large land development joint venture.

As a result of the unprecedented COVID-19 pandemic, starting in mid-March of 2020, management took immediate action to preserve capital, including halting construction of existing speculative homes under construction and placing a moratorium on all new construction starts as well as cutting selling, general and administrative overhead expenses. In addition, as capital preservation became a top priority for the Board and management during the first and second quarters of 2020, the Company made strategic decisions to (i) liquidate the remaining developable lots in a land development joint venture in Northern California which resulted in a $20.0 million other-than-temporary impairment charge in the 2020 second quarter, (ii) cease further development at a wholly owned community in Scottsdale, Arizona resulting in a $14.0 million project abandonment charge during the 2020 first quarter, and (iii) exit a land development joint venture in Southern California which resulted in a $2.3 million other-than-temporary impairment charge in the 2020 first quarter. By not continuing with these projects, the Company avoided capital outlays to help preserve capital for the future and will be able to seek valuable federal tax refunds due to the passage of the CARES Act.

These actions were necessary to ensure business continuity amid great economic uncertainty and to allow the Company to take advantage of valuable tax refunds, but the impairments taken during 2020 effectively made it impossible for management to achieve its pretax income target. In addition, because a large proportion of the Company’s homes that deliver within any fiscal year are started during the same approximate period that the Company took defensive actions to limit new construction starts, the revenue and SG&A targets also became challenging to meet.  The Compensation Committee considered the fact that if construction activity had been normalized during the first and second quarters of 2020 based on historical patterns, the Company would have been able to achieve both such targets. The Compensation Committee determined that the Company had met both its gross margin and strategic business objective targets (which, in the latter case, included the successful extension of its bank line and refinance of its senior notes, as well as its sale of the remaining assets of the identified large land development joint venture). In addition, the Company ended the year with a net debt-to-capital ratio of 41.0%* thereby meeting the threshold requirement under the APIC.  As a result, 40% of the scorecard was achieved which amounted to incentive plan bonuses (at the reduced 50% funding) of $110,000 for Mr. Webb, $144,000 for Mr. Miller and $110,000 for Mr. Stephens.

In exercising its discretion, the Compensation Committee considered, among other things, that the performance criteria used to set the 2020 ACIP targets were established before the onset of the COVID-19 pandemic, which significantly disrupted the Company’s business and required correspondingly significant adjustments to the Company’s operations. In addition, as events associated with the pandemic unfolded, management took decisive action to respond to the disruption, first by promoting the safety and welfare of the Company's workforce by imposing travel restrictions, work-from-home requirements for certain employees, and safety and preventative measures at the Company’s jobsites and sales offices, and then by taking measures to assure the Company's ongoing liquidity and financial stability through financing activities, cash generation and preservation initiatives which resulted in deleveraging, capital expense reductions, and cost control measures, some of which are referenced above. The Compensation Committee believes these actions helped to advance the Company’s long-term performance and positioned the Company to achieve better results in the latter half of 2020 and into 2021.

Based on the above considerations, in addition to the amounts payable due to achievement of the gross margin and strategic business plan objective goals in the "Scorecard," the Compensation Committee approved additional cash bonuses for 2020 performance shown in the table below (shown alongside the target bonus at both 50% and 100% funding).

Name and Title	2020 Determined Target Bonus (100% Funding)	2020 Reduced Target Bonus (50% Funding)	2020 Approved Bonus Payout (Pursuant to Scorecard)	2020 Approved Bonus Payout (Discretionary)	Total 2020 Cash Bonus Payout
H. Lawrence Webb, Executive Chairman	$550,000	$275,000	$110,000	$190,000	$300,000
Leonard Miller, President and Chief Executive Officer	$720,000	$360,000	$144,000	$336,000	$480,000
John M. Stephens, Executive Vice President and Chief Financial Officer	$550,000	$275,000	$110,000	$285,000	$395,000

*	The ratio of net debt-to-capital is computed as the quotient obtained by dividing net debt (which is total debt, net of unamortized discount, premium and debt issuance costs less cash, cash equivalents and restricted cash to the extent necessary to reduce the debt balance to zero) by total capital, exclusive of non-controlling interest.

Equity Compensation

Overview and Background

As discussed in “—Overview of 2020 Executive Compensation and Program Design” above, the Compensation Committee determined to reduce the grant date value of the equity awards to executives for the second year in a row in order to reduce executive compensation spend and the dilutive impact to shareholders. In the interest of still providing a meaningful incentive to executives, the Compensation Committee decided to grant stock options instead of PSUs to give executives a longer time frame to achieve the Company's strategic goals (i.e. a ten year option exercise period vs. a PSU tied to specific financial measures over a 2-3 year period).  When making the determinations for 2020 equity grants, the Compensation Committee began by establishing target long-term incentive values for each NEO as follows:

Targeted 2020 Equity Compensation

Name and Title	Targeted Long-Term Incentive Value	Targeted Value as a % of Base Salary
H. Lawrence Webb, Executive Chairman	$600,000	133%
Leonard Miller, President and Chief Executive Officer	$600,000	100%
John M. Stephens, Executive Vice President and Chief Financial Officer	$484,000	88%

Discount on Actual 2020 Equity Grants

Similar to its February 2019 grants, in order to reduce the dilutive impact of the executive equity grant on shareholders, the Compensation Committee determined to reduce the executives' February 2020 equity grant value to about 60% of the targeted equity values shown above.  Accordingly, because the grant value was significantly reduced and to allow for a more meaningful incentive and longer runway for the Company to achieve its strategic goals (i.e. a ten year option exercise period vs. a PSU tied to specific financial measures over a 2-3 year period), the Compensation Committee determined to grant executives a mix of time-based RSUs and stock options, consistent with 2019.  The Compensation Committee also considered the importance of executive retention and motivation in making these awards. For 2020, the Compensation Committee determined to weigh the mix of RSUs to stock options more heavily in favor of RSUs due to the increased dilutive effect of stock options as compared to RSUs. The award comprised approximately 65% RSUs and 35% options.  The Compensation Committee granted such stock options and RSUs on February 18, 2020 (two trading days following our 2019 fiscal year-end earnings release in accordance with the Company's equity grant practices policy).  These RSU and stock option awards vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to the grantee’s continuous service with the Company. The table below summarizes the equity awards and associated values of the February 2020 grants all of which were granted under the Company’s Amended and Restated 2016 Incentive Award Plan (the “2016 Plan”).

Actual 2020 Equity Compensation

Name and Title	Value of RSUs(1)	Number of RSUs	Value of Stock Option(1)	Number of Stock Options	Total Value of 2020 Award(1)
H. Lawrence Webb, Executive Chairman	$238,900	44,571	$128,715	57,534	$367,615
Leonard Miller, President and Chief Executive Officer	$238,900	44,571	$128,715	57,534	$367,615
John M. Stephens, Executive Vice President and Chief Financial Officer	$192,714	35,954	$103,830	46,411	$296,544

 _________________

(1)

Amounts reflect the grant date fair value of the restricted stock units, or RSUs, and stock options granted to the NEOs, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718.

2021 Executive Compensation Developments

During its regularly scheduled Compensation Committee meeting in February 2021, the Compensation Committee approved the compensation arrangements for Messrs. Webb, Miller and Stephens for the 2021 fiscal year, including the annual cash incentive program and long-term incentive program.

2021 Long-Term Compensation.

2021 Long-Term Cash Incentive Program.

Following discussions with the Company's institutional investors during its outreach after its inaugural "Say on Pay" vote, the Compensation Committee determined to reintroduce a performance-based, long-term incentive component to its executive compensation program for 2021.  In early 2021, the Compensation Committee approved a long-term cash incentive program based on the achievement of pre-established long term financial goals for 2021 and 2022 constituting approximately 50% of the executives' overall long-term compensation program.  For the 2021 long-term incentive program, cash awards were selected over utilizing PSUs in order to manage dilution to our shareholders. In connection with establishing the 2021 long-term incentive program, the Compensation Committee approved a form of Cash Performance Award Agreement pursuant to which performance awards (“Performance Awards”) were granted to the executive officers. Pursuant to the Cash Performance Award Agreement, each participant is eligible to vest in and receive an amount of cash equal to 0%-150% of the target Performance Award set forth in the table below (“Target Performance Award”), based on the achievement of average return on equity and average return on invested capital goals (each weighted at 50%) (the “Performance Goals”) during a two-year performance period commencing on January 1, 2021 and ending on December 31, 2022.  The Target Performance Award for each executive officer is set forth in the table below:

Name and Title	Dollar Value of Target Performance Award
H. Lawrence Webb, Executive Chairman	$300,000
Leonard Miller, President and Chief Executive Officer	$437,500
John M. Stephens, Executive Vice President and Chief Financial Officer	$264,000

The bonus payout opportunities for achievement of the Performance Goals are subject to the following payout schedule:

Performance	% of Target Performance Goal	Payout (% of Target)
Maximum	120%	150%
Target	100%	100%
Threshold	80%	50%
< Threshold	< 80%	0%

One-half of the earned portion of the Performance Award will vest on the last day of the performance period (i.e., December 31, 2022) and the remaining earned portion will vest on the first anniversary thereof (i.e., December 31, 2023), subject to the executive’s continued service. Except as set forth below in "Executive Compensation Arrangements Upon Certain Departures—Cash Performance Award Agreement", any portion of the Performance Award that remains unvested as of the date on which an executive’s employment terminates, and any portion of the Performance Award that does not vest as a result of the failure to achieve the applicable Performance Goals, will be forfeited.

2021 Long-Term Time Based Compensation. As a counterpart to the approval of the long-term cash incentive plan, the Compensation Committee approved a grant of time-based restricted stock units under the 2016 Plan constituting approximately 50% of the executives' overall long-term compensation program opportunity, as set forth in the table below. Annual awards were granted based on a specified dollar amount, with the number of shares for each award determined by dividing the dollar amount by the closing market price of our stock on the grant date, rounded down to the nearest whole unit. The Compensation Committee granted such RSUs on February 12, 2021 (two trading days following our 2021 fiscal year-end earnings release in accordance with the Company's equity grant practices policy).  These RSU awards vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to the grantee’s continuous service with the Company.

Name and Title	Value of RSUs	Number of RSUs
H. Lawrence Webb, Executive Chairman	$299,995	55,045
Leonard Miller, President and Chief Executive Officer	$437,499	80,275
John M. Stephens, Executive Vice President and Chief Financial Officer	$263,998	48,440

2021 Annual Cash Incentive Plan

Similar to the structure of the 2020 ACIP, the Compensation Committee and its compensation consultant utilized a pre-established "score card" which includes multiple key strategic measures for 2021 set forth in the table below. For 2021, the Compensation Committee determined to weigh pretax income significantly more than in its 2020 scorecard due to relative importance of the financial measure and because it made the determination to fund bonuses at 100% of the determined target for achieving target performance. At the end of the year, the Compensation Committee has the ability to assess performance against each of the key measures and use those assessments to make year-end bonus decisions for the executives in its discretion.

Scorecard Measure	Weighting
Pretax income	50%
Gross Margins, excluding impairments	20%
Selling, General & Administrative rate	10%
Strategic business objectives	20%

The 2021 target cash bonuses based on the foregoing performance criteria for each executive officer were approved by the Compensation Committee as set forth below:

Name and Title	Target Bonus	Target Bonus as Percentage of 2021 Base Salary
H. Lawrence Webb, Executive Chairman	$550,000	122%
Leonard Miller, President and Chief Executive Officer	$1,050,000	150%
John M. Stephens, Executive Vice President and Chief Financial Officer	$600,000	100%

2021 Salaries. The Compensation Committee approved increases in the annual base salary for Mr. Miller from $600,000 to $700,000 and for Mr. Stephens from $550,000 to $600,000, in each case, effective as of February 13, 2021. Mr. Webb's salary remains unchanged at $450,000. The Compensation Committee approved the foregoing increases following consultation with SBCG who provided the Compensation Committee with executive compensation information for public homebuilders. In reviewing such market information, the Compensation Committee determined increases were warranted to position the executives more competitively against the market.

Equity Grant Practices

It is the Company's policy that equity grants generally occur on pre-established dates, with employee annual grants generally occurring on the date that is two full trading days after the public release of fiscal year-end earnings, or (if during a time not around our fiscal year-end or quarterly earnings release) the Monday following the date the Compensation Committee approves the awards. The Compensation Committee approves annual awards for all employees. All new hire and promotion grants are also approved by the Compensation Committee. Such new hire and promotion awards are generally made effective on the latest of (i) approval by the Compensation Committee, (ii) the employee’s date of hire/promotion or (iii) as of the first open trading day under the Company’s insider trading policy after the employee’s date of hire/promotion if such hire/promotion date is not open for trading under the Company’s insider trading policy, as applicable. Annual and initial awards for non-employee directors are approved by the Company’s Board of Directors, which may include automatic grants under a director compensation program or policy approved by the Board. Annual awards for directors are generally granted on the date of the applicable annual shareholder meeting. Initial awards are generally granted on the date the new director is appointed or elected to the Board, if such appointment date is a date that is open for trading under the Company’s insider trading policy, or as of the first open trading day after the new director is appointed or elected if such date is not open for trading under the Company’s insider trading policy. Annual awards are usually granted based on a specified dollar amount, with the number of shares for each award determined by dividing the dollar amount by the closing market price of our stock on the grant date, rounded down to the nearest whole unit; however in 2019 and 2020, the Compensation Committee fixed the number of shares to be granted to executives on the grant date in an effort to control the dilutive effect on stockholders.  In addition, starting in 2018, the Company's RSU grant agreements provide that dividend equivalent payments are only be made if the underlying RSUs vest.

Clawback Policy

The Company maintains a clawback policy which requires certain cash and equity incentive compensation to be repaid to the Company by current and former executive officers meeting the definition set forth in Rule 16a-1(f) of the Exchange Act ("Covered Persons") if awarded in the event of the Company being required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws as a result of willful, fraudulent, intentional or grossly negligent misconduct by such Covered Person or by the Company. The Clawback Policy also authorizes the Compensation Committee to recoup incentive compensation, including time-based equity, from any of the Company's employees and Covered Persons (a "grantee") in the event such grantee has engaged in "detrimental conduct" (including, among other things, the commission of an act of fraud, the unauthorized removal of Company property, any acts of violence, improper disclosure of Company information, failure to perform duties as described in a written document, a material breach of the Company's Code of Business Conduct and Ethics, any other act or omission which constitutes "cause" for termination under an individual's employment or severance agreement, if any) for a period of 24 months following the date of the occurrence of such detrimental conduct. The Compensation Committee is authorized to implement and interpret the Company's Clawback Policy.

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Webb, Miller, and Stephens which were amended and restated as of August 30, 2019 (the “Amended Employment Agreements”).  The initial term of the Amended Employment Agreement for Mr. Webb continued until August 30, 2020 and the initial terms of the Amended Employment Agreements for Messrs. Miller and Stephens will continue until August 30, 2022, in each case, unless earlier terminated. The Amended Employment Agreements are subject to automatic one-year renewal terms unless either the Company or the executive gives written notice of termination, in the case of Messrs. Miller and Stephens, at least 180 days prior to the end of the applicable term, or in the case of Mr. Webb, at least 90 days prior to the end of the applicable term.  See "—Executive Compensation Arrangements Upon Certain Departures" for a detailed discussion of accelerated vesting upon certain departures from service with us.

The Amended Employment Agreements also provide for:

•	an annual base salary of $450,000, $600,000, $550,000 respectively for Messrs. Webb, Miller and Stephens, subject to increases approved from time to time;
•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals;
•	eligibility for equity-based compensation awards on the same terms and conditions as other senior executive officers; and
•	participation in any employee benefit plans and programs that are maintained from time to time for our other officers.

The Amended Employment Agreements also contain customary employee non-solicitation provisions that apply during the term of the agreements and for two years after the termination of the executive’s employment. The Amended Employment Agreements also contain standard confidentiality provisions that apply during the term of the agreements and after the termination of the executive’s employment.

Other Elements of Compensation

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions vest ratably depending on length of service with the Company.

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including: medical, dental and vision benefits; medical and dependent care flexible spending and health savings accounts; short-term and long-term disability insurance; and life insurance. We believe these health and welfare benefits are necessary and appropriate to provide a competitive compensation package to our NEOs and employees generally.

During the 2020 fiscal year, certain members of management, including NEOs, were eligible for up to $1,200 in reimbursements annually for mobile phone usage and a car allowance of up to $7,200 annually. NEOs may also be reimbursed for highway toll charges.

We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation paid or provided by us.

Executive Compensation Arrangements Upon Certain Departures

Under the current employment agreements with our NEOs, we pay the following amounts upon qualifying departures from service with us. We may terminate the employment of such individuals at any time with or without cause, and the executive may terminate his employment with or without good reason.

Termination for cause or resignation without good reason.

If we terminate an executive's employment for cause, or if the executive officer resigns without good reason, the executive officer will be entitled to receive any earned but unpaid annual base salary, any earned but unpaid prior-year bonus, reimbursement of expenses incurred prior to the date of termination, accrued vacation and any other paid-time-off and any benefits that have been earned and accrued prior to the date of termination (referred to as the "Earned Benefits").

Termination without cause or resignation for good reason or due to disability or death; Termination in the event of a Change in Control

Employment Agreements. If we terminate an executive officer’s employment without cause or if the executive officer terminates his employment for good reason or due to disability or death, the executive officer will be entitled to receive the Earned Benefits. In addition, the Amended Employment Agreements also provide for severance in the event of a termination without “cause” or for “good reason”, each as defined in the Amended Employment Agreements, including on or within 24 months following a change in control (such termination a “CIC Termination”), such that the executive is entitled to one times (or, for a CIC Termination, two times), the sum of (i) his annual base salary plus (ii) the greater of his target cash bonus or an average of the last three years cash bonuses paid. In the event of a termination without cause or for good reason, including a CIC Termination, or due to death or “disability”, as defined in the Amended Employment Agreements, the executive and his dependents are entitled to Company-paid healthcare continuation coverage for up to 12 months after the termination date. Receipt of the foregoing severance benefits or payments is subject to the delivery and non-revocation of a general release of claims in favor of the Company.  Further, the Amended Employment Agreements provide that if a change in control of the Company occurs, the term automatically will be extended to, in the case of Messrs. Miller and Stephens, the second anniversary of the change in control, or in the case of Mr. Webb, the anniversary of the change in control.

Equity Award Agreements. Our forms of RSU and stock option agreements provide for accelerated vesting in the event of certain executive departures.

All RSUs granted to executives that are currently outstanding have been granted under the 2016 Plan. The agreements under the 2016 Plan do not provide for vesting upon the executive's retirement or  “single trigger” vesting immediately prior to a change in control. On February 11, 2019, the Compensation Committee adopted a revised form of restricted stock unit award agreement, the 2019 RSU Agreement, for RSUs granted to the executive officers commencing in 2019 under the 2016 Plan. The 2019 RSU Agreement differs from prior RSU agreements in that it provides that in the event the grantee’s employment is terminated without "cause" or for "good reason", in either case, on or within 24 months following a change in control, then the restricted stock units will accelerate and become fully vested as of the date of termination. The Compensation Committee also approved an amendment to restricted stock unit awards granted pursuant to the 2016 Plan that were outstanding as of February 11, 2019, such that the awards will vest in full on a termination of service without "cause" or for "good reason", in either case, that occurs on or within 24 months following a change in control.

Under our 2019 Stock Option Agreement, upon the executive’s termination of service without "cause" or for "good reason", or a termination of service due to death or disability, then the stock option will vest and become exercisable with respect to the number of shares underlying the option that would have become vested and exercisable on the first vesting date after such termination of service, had the executive remained in service through such date. However, if such termination without cause or for good reason occurs on or within 24 months following a change in control, then the option will accelerate and become fully vested and exercisable as of the date of termination. If the executive’s service is terminated due to his "retirement", then the option will vest and become exercisable with respect to the number of shares underlying the option equal to (i) the number of shares underlying the option that would have become vested and exercisable on the first vesting date after such termination of service, had the executive remained in service through such date, multiplied by (ii) the product of (A) 1/12, and (B) the number of whole months between the vesting date immediately preceding such termination of service and the date of termination.

Cash Performance Award Agreement. In February 2021, our Compensation Committee adopted a form of Cash Performance Award Agreement (the "Performance Agreement") pursuant to which target long-term cash performance awards were granted to executive officers which vest 50% over a two-year performance period and 50% in the third year following the grant date subject to achievement of defined performance criteria.  If the executive experiences a termination of employment without “cause” or for “good reason” or due to death or disability during the performance period, then the executive will vest in the target performance award, pro-rated based on the amount of time the executive was employed over the performance period. If any such termination occurs following the performance period, the executive will vest in a pro-rated portion of the earned performance award that remains unvested as of the termination date. In addition, if the executive’s employment is terminated due to his “retirement” during the performance period, then the performance award will remain outstanding and eligible to vest based on the achievement of performance goals over the performance period and will be pro-rated based on the amount of time the executive was employed over the performance period. If a change in control occurs following the executive’s retirement, then the pro-ration will be applied to the target performance award. If the executive’s employment is terminated due to his “retirement” after the performance period, the executive will vest in a pro-rated portion of the earned performance award that remains unvested as of his retirement. In addition, if the Company undergoes a change in control during the performance period and the award is not assumed, then the target performance award will vest in full.  In the event the performance award is assumed in connection with a change in control, then the target performance award will be earned and will remain outstanding to vest as to 50% on each of (i) the last day of the performance period and (ii) the first anniversary of the last day of the performance period, subject in each case to executive’s continued service. If the Company undergoes a change in control after the performance period and the performance award is not assumed, the executive will vest in the portion of the performance award that remains unvested as of such change in control.

Prohibitions on Hedging and Pledging Company Stock

In order to avoid creating conflicts between an executive's interests and those of other stockholders, our Insider Trading Policy prohibits all covered persons, including executives, from hedging the economic risk of owning Company shares and does not allow pledging of Company stock.

Executive Stock Ownership Guidelines

In November 2016, the Compensation Committee adopted stock ownership guidelines applicable to the Chief Executive Officer and all other executive officers. These guidelines were slightly modified on July 2020. Under these guidelines, as amended, each executive officer must hold 100% of all "net shares" received from the vesting, delivery or exercise of equity awards granted by us until the executive beneficially owns shares of our common stock equal to six times base salary, in the case of the Executive Chairman, three times base salary, in the case of the Chief Executive Officer, and two times the base salary in the case of any other executive officer (the "executive ownership threshold"). The "net shares" means those shares of common stock that remain after payment, as applicable, of (i) the exercise price of stock options or purchase price of other awards and all applicable withholding taxes, including shares sold or netted with respect thereto, and (ii) all applicable transaction costs. To determine the number of shares required to meet the executive ownership threshold, we use (1) with respect to shares of Company common stock underlying equity awards granted to the executive by the Company, the per share price that was used to value such equity awards when granted or the current market price per share, whichever is greater and (2) with respect to shares of Company common stock otherwise acquired, the Company common stock is valued at the greater of the executive’s cost basis and the current market price per share. Each executive is expected to attain the ownership threshold within five years of becoming subject to the guidelines; provided that in the event an executive's ownership threshold multiple is increased, the five-year period during which the executive is expected to attain the ownership threshold shall restart on the date such multiple has been increased. In addition, in the event of an increase in base salary that has the effect of increasing the executive ownership threshold, the executive shall then be required to hold 100% of such executive’s net shares until such time that such increased executive ownership threshold is met and shall not be deemed to be "out of compliance" with this policy unless he or she sells shares prior to reaching such increased executive ownership threshold. Mr. Webb already owns shares in excess of his executive ownership threshold.  Each of Messrs. Miller and Stephens' thresholds were increased on August 30, 2019 and Mr. Miller's threshold multiple was also increased on such date; accordingly each officer is given additional time to meet compliance with the stock ownership guidelines.  Neither executive has sold any stock and we expect that they will be able to achieve the guidelines within the required timeframe.

Outstanding Equity Awards at Fiscal Year End

The following tables set forth summary information regarding the outstanding equity awards held by our named executive officers as of December 31, 2020:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(11) ($)
H. Lawrence Webb	227,273(1)	-	11.00	01/30/2024	10,388(4)	48,720
	27,267	54,534(2)	5.76	02/20/2029	44,571(5)	209,038
	-	57,534(3)	5.36	02/18/2030	13,698(6)	64,244
	-	-	-	-	17,694(7)	82,985

Leonard S. Miller	24,995	49,989(2)	5.76	02/20/2029	4,566(4)	21,415
	-	57,534(3)	5.36	02/18/2030	44,571(5)	209,038
	-	-	-	-	12,557(8)	58,892
	-	-	-	-	100,000(7)	469,000

John M. Stephens	19,996	39,991(2)	5.76	02/20/2029	4,566(4)	21,415
	-	46,411(3)	5.36	02/18/2030	35,954(9)	168,624
	-	-	-	-	10,045(10)	47,111
	-	-	-	-	100,000(7)	469,000

 _________________

(1)	The options vested on January 30, 2017 and were granted from the 2014 Plan.
(2)	Each option award was granted on February 20, 2019 from the 2016 Plan and vests and becomes exercisable in three equal installments on each of the first three anniversaries of the grant date, subject to the executive's continued service through the applicable vest date. One half of the remaining unvested options vests on February 19, 2021 and February 20, 2022.
(3)	Each option award was granted on February 18, 2020 from the 2016 Plan and vests and becomes exercisable in three equal installments on each of the first three anniversaries of the grant date, subject to the executive's continued service through the applicable vest date. One third of the remaining unvested options vests on February 18, 2021, February 18, 2022 and February 18, 2023.
(4)	Unvested RSUs that vested on February 16, 2021. When vested, each unit entitles the executive to one share of the Company’s common stock.
(5)	RSUs granted on February 18, 2020 that vest in three equal installments on each of the first three anniversaries of the grant date subject to continued vesting on the applicable vesting date, and when vested, each unit entitles the executive to one share of the Company's common stock. Remaining unvested shares vest: 14,857 on February 18, 2021, 14,857 on February 18, 2022, and 14,857 on February 18, 2023.
(6)	RSUs granted on February 20, 2019 that vest in three equal installments on each of the first three anniversaries of the grant date subject to continued vesting on the applicable vesting date, and when vested, each unit entitles the executive to one share of the Company's common stock. Remaining unvested shares vest: 6,849 on February 19, 2021 and 6,849 on February 20, 2022.
(7)	RSUs granted on August 1, 2019 that cliff vest on the third anniversary of the grant date subject to continued service on the applicable vesting date, and when vested, each unit entitles the executive to one share of the Company’s common stock.
(8)	RSUs granted on February 20, 2019 that vest in three equal installments on each of the first three anniversaries of the grant date subject to continued vesting on the applicable vesting date, and when vested, each unit entitles the executive to one share of the Company's common stock. Remaining unvested shares vest: 6,279 on February 19, 2021 and 6,278 on February 20, 2022.
(9)	RSUs granted on February 18, 2020 that vest in three equal installments on each of the first three anniversaries of the grant date subject to continued vesting on the applicable vesting date, and when vested, each unit entitles the executive to one share of the Company's common stock. Remaining unvested shares vest: 11,985 on February 18, 2021, 11,985 on February 18, 2022, and 11,984 on February 18, 2023.
(10)	RSUs granted on February 20, 2019 that vest in three equal installments on each of the first three anniversaries of the grant date subject to continued vesting on the applicable vesting date, and when vested, each unit entitles the executive to one share of the Company's common stock. Remaining unvested shares vest: 5,023 on February 19, 2021 and 5,022 on February 20, 2022.
(11)	Based on the $4.69 per share closing price of our common stock on the NYSE on December 31, 2020 (the last trading day of fiscal 2020).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our Board upon exercise of options or vesting of RSUs or under any other rights under all of our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plans approved by stockholders	1,925,585	$9.18	485,836
Plans not approved by stockholders	-	-	-

Total	1,925,585	$9.18	485,836

 _________________

(a)

Represents an aggregate of 809,933 options outstanding under the 2014 Plan, plus an aggregate of 410,762 options outstanding under the 2016 Plan, plus an aggregate of 704,890 outstanding RSUs under the 2016 Plan and the 2014 Plan.

(b)	Represents the weighted-average exercise price of the 809,933 outstanding options under the 2014 Plan and the 410,762 options outstanding under the 2016 Plan.

(c)

Represents the aggregate number of securities remaining available for issuance under the 2016 Plan and the 2014 Plan. 70,244 shares remained available for issuance under the 2014 Plan and 415,592 shares remained available for issuance under the 2016 Plan.

PROPOSAL 2

APPROVAL OF THE SECOND AMENDED AND RESTATED 2016 INCENTIVE AWARD PLAN

Background

On March 10, 2021, our Board adopted the Second Amended and Restated The New Home Company Inc. 2016 Incentive Award Plan (the “Amended Plan”), which makes the following material changes to the existing Amended and Restated The New Home Company Inc. 2016 Incentive Award Plan (the “2016 Plan”):

•

Introduces a fungible share design pursuant to which each stock option or stock appreciation right granted under the Amended Plan after its effectiveness will be counted against the share pool as one share and each other award granted under the Amended Plan after its effectiveness will be counted against the share pool as 1.2 shares;

•	Increases the number of shares available by 1,900,000 shares (the “Share Reserve Increase”) to an aggregate of 4,000,000 shares;
•	Increases the number of shares which may be granted as incentive stock options under the Amended Plan by 1,900,000 shares to 4,000,000 shares (the “ISO Limit”);
•

Increases the number of shares that may be granted to any one person during any fiscal year of the Company by 150,000 shares to 750,000 shares and increases the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year by $1,000,000 to $7,000,000 (collectively, the "Individual Limits");

•

Increases the limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director's service as a non-employee director during any fiscal year by $150,000 to $500,000 (the “Director Limit”);

•	Extends the term of the Amended Plan through May 18, 2031;
•

Provides that no stock options or stock appreciation rights shall have reload features under which the exercise of such stock option or stock appreciation right by a participant automatically entitles the participant to a new stock option or stock appreciation right;

•	Eliminates retirement as an exception to the minimum one-year vesting requirement for awards under the Amended Plan; and
•	Generally provides for vesting of performance-based awards at "target" upon a change in control, if not assumed or substituted by an acquiror.

The Amended Plan, if approved by our stockholders, will become effective on the date of this annual meeting. If the Amended Plan is not approved within twelve months of the date of Board adoption, the 2016 Plan shall continue on its existing terms and conditions.  A copy of the Amended Plan is included as Appendix A to this proxy statement.

Stockholder Approval Requirement

Approval of the Amended Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Internal Revenue Code (the "Code") relating to incentive stock options (to the extent required by the Code) and approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans.

If our stockholders do not approve the Amended Plan pursuant to this Proposal 2, then the Amended Plan will not become effective and the proposed additional shares under the Share Reserve Increase will not become available for issuance and the new ISO Limit will not be approved. In addition, although stockholder approval of the new Individual Limits and the new Director Limit is not required under the stockholder approval requirements of the NYSE, if stockholders do not approve the Amended Plan, the current Individual Limits and Director Limit contained in the 2016 Plan will remain in effect and will continue to limit the aggregate compensation payable pursuant to existing limits. Finally, if our stockholders do not approve the Amended Plan pursuant to this Proposal 2, then the other material changes described above, including the fungible share ratio, will not come into effect.

Shares Available for Issuance

The Amended Plan increases the reserved shares under the 2016 Plan by 1,900,000 shares (which is equal to approximately 1,580,000 full value shares due to the fungible share ratio). By increasing the share reserve, we will be able to continue to grant equity awards to help create long-term participation in the Company and, thereby, attract, retain, motivate and reward our employees and directors. The Board believes that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and the effective use of those awards, along with performance-based cash incentive awards, is vital to its ability to achieve continued strong performance in the future. In addition, the use of long-term equity grants allows the Company to align the incentives of our employees and directors with the interests of its stockholders. If our stockholders approve this Proposal 2, we anticipate we will have sufficient shares to provide equity awards to attract, retain and motivate employees for approximately the next three years. Accordingly, the Board believes that approval of the Amended Plan is in the best interests of the Company and the Board recommends that stockholders vote for approval of the Amended Plan.

Prior to originally adopting the 2016 Plan, we only maintained one equity incentive award plan, The New Home Company Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”), which we adopted in connection with our initial public offering in 2014. As originally adopted, the 2014 Plan permitted the issuance of up to 1,644,875 shares. We will continue to be able to grant equity awards under the 2014 Plan until we have exhausted the share reserve under that plan (or the plan earlier is terminated by the Board or pursuant to its terms).

The table below sets forth the number of shares currently available and outstanding under all of the Company’s equity compensation plans, including the 2016 Plan and the 2014 Plan, as of March 22, 2021.

Use of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of March 22, 2021
Total outstanding stock options, with a weighted-average exercise price of $9.18 per share and a weighted-average remaining term of 4.70 years	1,220,695
Total outstanding restricted stock units	907,056
Total shares subject to outstanding awards	2,127,751
Total shares available for grant under the 2016 Plan, prior to the share reserve increase(1)	122,300
Total shares available for grant under the 2014 Plan	338
Total shares available for grant under the 2016 Plan, prior to the Share Reserve Increase, and the 2014 Plan	122,638
Total overhang (total shares outstanding under existing equity awards and total shares available under existing plans)	2,250,389
Total shares available under the 2016 Plan and the 2014 Plan after the Share Reserve Increase (assuming grant of all full value awards)(2)	1,705,971
Total shares available under the 2016 Plan and the 2014 Plan after the Share Reserve Increase (assuming grant of all stock options or stock appreciation rights)(2)	2,022,638

_________________

(1)	Prior to the effectiveness of the Amended Plan, each full value share is counted against the pool as 1 share.
(2)	For purposes of determining shares available to be issued under the Amended Plan, each share subject to a stock option or stock appreciation right will count as one share and each share subject to any other award will count as 1.2 shares. Because the Amended Plan does not specify a mix of stock options, on the one hand, and other awards, on the other, it is not possible to determine the amount of subsequent dilution that may ultimately result from such awards. If all shares added through the Share Reserve Increase granted under the Amended Plan were full value awards, such shares would amount to approximately 1,583,333 shares. If all shares added through the Share Reserve Increase granted under the Amended Plan were stock options or stock appreciation rights, such awards would amount to approximately 1,900,000 shares.

As of March 22, 2021, we had 18,109,101 shares of common stock issued and outstanding. The closing price of our common stock on March 22, 2021 was $5.28.

Background of Reasons for and the Determination of Shares Under the Amended Plan

In its determination to approve the Amended Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe provides a primary incentive and retention mechanism for our employees and directors. In determining the number of shares by which to increase the reserve under the Amended Plan, the Board reviewed the compensation committee’s recommendations, which were based on an analysis prepared by and recommendations of SBCG, the Compensation Committee’s independent compensation consultant.

In determining whether to approve the Amended Plan, including the Share Reserve Increase, our Board of Directors considered the following:

•	The shares to be reserved for issuance under the Amended Plan represents an increase of up to 1,583,333 full value shares (or 1,900,000 stock options or stock appreciation rights) from the aggregate number of shares reserved for issuance under the 2016 Plan.

•	The remaining reserve for future awards under both the 2016 Plan and the 2014 Plan as of December 31, 2020 was 485,836 shares or 2.7% of common shares outstanding. At the end of fiscal years 2018, 2019 and 2020, our total overhang rate attributable to the number of shares subject to equity compensation awards outstanding at the end of the fiscal year (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the calendar year), was approximately 14.6%, 13.2% and 13.3%, respectively, and as of March 22, 2021 (calculated at March 22, 2021), it was approximately 12.4%.

•

If approved, the issuance of the shares to be reserved under the Amended Plan (assuming issuance of 1,583,333 full value shares) would increase overhang by approximately an additional 8.7% of common shares outstanding (determined as of March 22, 2021), and total overhang (including outstanding awards and shares available for future grants under the 2016 Plan and the 2014 Plan) at the end of 2021 would be approximately 20.4% (which assumes the vesting of RSUs for non-employee directors that is anticipated to occur at our annual meeting and one employee vesting that occurs in May). If the issuance of shares reserved under the Amended Plan consist entirely of stock options or stock appreciation rights, overhang would increase by approximately an additional 10.5% of common shares outstanding (determined as of March 22, 2021), and total overhang (including outstanding awards and shares available for future grants under the 2016 Plan and the 2014 Plan) at the end of 2021 would be approximately 22.1% (which assumes the vesting of RSUs for non-employee directors that is anticipated to occur at our annual meeting and one employee vesting that occurs in May).

Other factors that stockholders may consider in evaluating the proposal to approve the Amended Plan include:

•	In calendar years 2018, 2019 and 2020, equity awards representing a total of 304,690 shares, 697,751 shares, and 520,348 shares, respectively, were granted under the 2016 Plan and the 2014 Plan, of which 304,690 shares, 448,468 shares, and 358,869 shares, respectively, were granted as full value restricted stock units or performance share units (and zero shares, 249,283 shares, and 161,479 shares, respectively, of which were granted as options), for an annual equity burn rate of 1.5%, 3.5% and 2.8%, respectively. This level of equity awards represents a 3-year average burn rate of 2.6% of common shares outstanding. Annual equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the year by the number of weighted average shares outstanding during the year.

•	For 2021 through March 22, 2021, we had granted equity awards under the 2016 Plan and the 2014 Plan covering a total of 363,198 shares, all of which were granted as full value restricted stock units and none of which were granted as options). We anticipate that this will be the majority of shares awarded for 2021, though we will make our annual grants of $60,000 of restricted stock units to each of our seven non-employee directors who continue to serve on our Board on the date of the Annual Meeting. Including an estimate of approximately 79,545 restricted stock units that will be awarded to the non-employee directors, our estimated annual burn rate for 2021 is 2.4%. This estimate is based on an assumed stock price of $5.28 and no additional issuances of common stock other than pursuant to equity-based awards.

•	If we exhaust current share reserves under the 2016 Plan and the 2014 Plan without approval of the Amended Plan, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•	If the Amended Plan is approved, we estimate that the proposed aggregate share reserve under the Amended Plan would be sufficient for approximately three years of awards, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and projections and noting that future circumstances may require us to change our equity grant practices.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

In evaluating the proposal to approve the Amended Plan, stockholders may also consider the provisions in the Amended Plan which we believe are consistent with best practices in equity compensation and which we believe further protect our stockholders’ interests. Such factors include:

•	Shares tendered by participants to satisfy the exercise price or tax withholding obligation with respect to any award will not be “added back” to the shares available for issuance under the Amended Plan. Shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options are also not added back to the shares available for issuance under the Amended Plan.

•	A grant-date fair value limit of $500,000 per year will apply to cash compensation and equity-based awards to non-employee directors for their service as non-employee directors. Additional annual award limits will also apply for other participants. For additional information, see the discussion below under “Description of the Amended Plan - Award Limits.”

•	Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

•	The Amended Plan does not have a single-trigger accelerated vesting provision for change in control and does not provide for excise tax gross ups.

•	Awards may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award. Cash buyouts of underwater awards are not permitted.

•	With certain limited exceptions, awards or portions of an award granted under the Amended Plan may not vest earlier than the first anniversary of the award’s grant date.

Description of the Amended Plan

The following sets forth a description of the material features and terms of the Amended Plan. The following summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Appendix A.

Administration. The Amended Plan is administered by the compensation committee (or by the Board or another Board committee as may be determined by the Board from time to time). The administrator of the Amended Plan (the “Administrator”) has the authority to interpret the Amended Plan, determine the types and number of awards, the number of shares to be awarded, to approve all awards made under the Amended Plan, and carry out other functions as set forth in the Amended Plan.

Eligibility. Employees and non-employee directors of the Company or any of its subsidiaries (as defined in the Amended Plan) are eligible to participate in the Amended Plan. The Administrator determines the type and size of the award and sets the terms, conditions, restrictions and limitations applicable to the award, within the confines of the Amended Plan’s terms. As of March 22, 2021, approximately 223 employees and seven non-employee directors were eligible to receive awards under the Amended Plan; however, this number is subject to change as the number of individuals in our business is adjusted to meet our operational requirements.

Award Limits. If this Proposal 2 is approved, the maximum aggregate number of shares of Common Stock that may be subject to awards granted under the Amended Plan will be increased from 2,100,000 shares to 4,000,000 shares plus, subject to certain limitations, shares covered by awards granted under the Amended Plan that are forfeited, expire or lapse, or are repurchased for or paid in cash. For additional information about the shares which may be added to the shares of Common Stock authorized for issuance under the Amended Plan, see the discussion below under the headings “Description of the Amended Plan - Share Counting Provisions” and "Description of the Amended Plan - Fungible Share Ratio." The Amended Plan also includes annual limits on awards that may be granted to any individual participant. Under the Amended Plan, if the award is denominated in shares of Common Stock, the maximum aggregate number of shares of Common Stock that may be granted to any one person is 750,000 per year. Under the Amended Plan, if the award is payable in cash and not denominated in shares of Common Stock, the maximum aggregate amount of cash that may be paid to any one person is $7,000,000 per year. In addition, under the Amended Plan, the maximum aggregate cash compensation and grant date fair value of awards which may be granted to a non-employee director is $500,000 per year.

Fungible Share Ratio.  After the effectiveness of the Amended Plan, each share subject to an award of stock options or stock appreciation rights will reduce the share reserve under the Amended Plan by one share and each share subject to any other award, such as restricted stock units or performance stock units (which we refer to as "full value awards"), will reduce the Amended Plan's share reserve by 1.2 shares. In addition, each share subject to a full value award (including full value awards that are outstanding at the effectiveness of the Amended Plan) will be added back to the Amended Plan's share reserve at 1.2 shares for each share that is forfeited, expires, lapses or is repurchased for or paid in cash after the effectiveness of the Amended Plan.

Share Counting Provisions. In general, when awards granted under the Amended Plan expire, lapse, are forfeited or are paid in cash, the shares reserved for those awards are returned or added, as applicable, to the share reserve and available for future issuance under the Amended Plan. However, the Amended Plan does not allow the share pool available for incentive grants to be recharged or replenished with shares that:

•	are tendered or withheld to satisfy the exercise price of an option;

•	are tendered or withheld to satisfy tax withholding obligations for any award;

•	are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or

•	the Company purchases on the open market with cash proceeds from the exercise of options

Types of Awards. The Amended Plan authorizes the grant of the following types of incentive awards to eligible individuals: incentive stock options, non-qualified stock options, restricted stock awards, restricted stock unit awards, dividend equivalents, stock appreciation rights, and other stock or cash based awards; any of which may be awarded in accordance with the terms of the Amended Plan. Awards to eligible individuals will be subject to the terms of an individual award agreement between the Company and the individual.

Stock Options. Stock options may be granted under the Amended Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of Common Stock at a specified exercise price. The exercise price per share for each stock option will be set by the Administrator, but may not be less than the fair market value on the date of the grant. The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to a 10-year limitation.

Incentive Stock Options. Incentive stock options may be granted only to employees of the Company. No person who qualifies as a greater-than-10% stockholder of the Company may be granted an incentive stock option, unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code. If this Proposal 2 is approved, the maximum number of shares that can be granted as incentive stock options will be increased from 2,100,000 shares to 4,000,000 shares.

Non-Qualified Stock Options. Non-qualified stock options may be granted only to employees and directors of the Company. With the consent of the holder, the Administrator is authorized to modify any incentive stock option granted under the Amended Plan to disqualify the option from treatment as an incentive stock option under Section 422 of the Code.

Restricted Stock. The Administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the Administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, no dividends are payable with respect to restricted stock with vesting conditions unless and until the vesting conditions with respect to such restricted stock have been satisfied. Except as otherwise determined by the Administrator, restricted stock awards will lapse and immediately be surrendered to the Company without payment of consideration if the recipient terminates service to the Company before the restrictions on the award have expired.

Restricted Stock Units. The Amended Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s Common Stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. If the Administrator provides, restricted stock units can be granted in tandem with dividend equivalents, which are described below, however, no dividend equivalents are payable with respect to restricted stock units with vesting conditions unless and until the vesting conditions have been satisfied.

Dividend Equivalents. Dividend equivalents may be granted by the Administrator based on the dividends declared on Common Stock of the Company between the date of the award and the date that the award vests, is exercised, distributed or expires. Dividend equivalents are converted to cash or additional shares of stock based on terms and limitations established by the Administrator. In addition, dividend equivalents with respect to an award that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the vesting conditions with respect to such restricted stock are subsequently satisfied and the award vests.

Stock Appreciation Rights. The Administrator is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the Amended Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company’s stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the exercise price per share of the stock appreciation right and the fair market value of the share on the date of exercise by the number of shares of Common Stock subject to the award. The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to a ten year limitation.

Other Stock or Cash Based Awards. The Administrator is authorized to make other stock or cash based awards to any eligible individual under the Amended Plan. Such stock or cash based awards may be made in lieu of base salary, cash incentives, fees or other cash compensation otherwise payable to the recipient. Subject to the provisions of the Amended Plan, the number or value of shares to be awarded, conditions and criteria for vesting, and the vesting schedule, will be set by the Administrator.

Performance-Based Awards. The Administrator may, with respect to an award, establish performance goals to be attained for a performance period, which may include, but are not limited to the following individual criteria: (i) the attainment by a share of a specified Fair Market Value (as defined in the Amended Plan) for a specified period of time; (ii) book value per share; (iii) earnings per share; (iv) return on assets; (v) return on equity; (vi) return on investments; (vii) return on invested capital; (viii) total stockholder return; (ix) earnings or net income of the Company before or after taxes and/or interest; (x) earnings before interest, taxes, depreciation and amortization; (xi) revenues; (xii) market share; (xiii) cash flow or cost reduction; (xiv) interest expense after taxes; (xv) economic value created; (xvi) improvements in capital structure; (xvii) gross margin; (xviii) operating margin; (xix) net cash provided by operations; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, working capital, goals relating to acquisitions or divestitures, land management, net sales or closings, inventory control, inventory, land or lot improvement or reduction, implementation or completion of critical projects, economic value; (xxi) adjusted earnings or loss per share; (xxii) employee satisfaction; (xxiii) certain financial ratios (including those measuring liquidity, activity, profitability or leverage); (xxiv) debt levels, covenants, ratios or reductions; (xxv) financing and other capital raising transactions; (xxvi) year-end cash; (xxvii) investment sourcing activity; (xxviii) marketing initiatives or (xxix) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators. The Amended Plan also permits the Administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for awards.

Prohibition on Option or SAR Reload Features. Under the Amended Plan, the Administrator may not grant stock options or stock appreciation rights that have reload features under which the exercise of such stock option or stock appreciation right by a participant automatically entitles the participant to a new stock option or stock appreciation right.

Prohibition on Re-Pricing and Cash Buyouts. Under the Amended Plan, the Administrator may not, without the approval of the stockholders of the Company, authorize the re-pricing of any outstanding option or stock appreciation right to reduce its exercise price per share, or cancel any option or stock appreciation right in exchange for cash or another award when the exercise price per share exceeds the Fair Market Value (as that term is defined in the Amended Plan) of the underlying shares.

Change in Control. In general, notwithstanding a Change in Control event (as that term is defined in the Amended Plan), each outstanding award will continue in effect or be assumed or an equivalent award substituted by the successor corporation. No single-trigger vesting acceleration applies under the Amended Plan in connection with a change in control. However, in the event the successor corporation refuses to assume or substitute for the award, such award will become fully vested and, if applicable, exercisable immediately prior to the consummation of the transaction and all forfeiture restrictions to lapse, and so notify the holder.  If this Proposal 2 is approved, performance-based awards will vest at “target” if the successor corporation does not assume or substitute for the award (unless otherwise provided in an applicable award agreement).

Certain Transactions. The Administrator has broad discretion to equitably adjust the provisions of the Amended Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations or other distributions (other than normal cash dividends) of Company assets to stockholders. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to outstanding awards.

Minimum Vesting. The Amended Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the Amended Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow (i) the issuance of awards in an aggregate of up to 5% of the shares available to be granted without minimum vesting provisions, and (ii) the Administrator to waive the one-year vesting restrictions upon the participant's termination of service due to death or disability or in connection with a change in control. Annual grants to non-employee directors may also be exempt from the minimum vesting requirement if the director is not reelected at a subsequent annual meeting of the Company’s stockholders; provided that the period between the grant date and such annual meeting is not less than 50 weeks.  If this Proposal 2 is approved, the Administrator will not be permitted to waive the one-year vesting restrictions upon a participant’s retirement unless such award counts against the 5% pool of shares available to be granted without minimum vesting provisions.

Termination of or Changes to the Amended Plan. The Board has the authority to amend, suspend, or discontinue the Amended Plan subject to any stockholder approval that is required by applicable law or listing agency rules. The Administrator may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent. No award may be granted under the Amended Plan after ten years from the earlier of (i) the date the Board adopted the Amended Plan or (ii) the date the Company’s stockholders approved the Amended Plan. The applicable provisions of the Amended Plan and the Compensation Committee’s authority will continue with respect to any awards then outstanding.

Clawbacks. All awards made under the Amended Plan are subject to any claw-back policy implemented by the Company, including any clawback policy adopted to comply with the requirements of applicable law (including the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary addresses the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted an NSO under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units, dividend equivalents, cash awards and other stock awards are generally subject to tax at the time of payment.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan does not provide for any excise tax gross-ups.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

Registration with the Securities and Exchange Commission

If the Amended Plan is approved by stockholders, we expect to file a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional number of shares of common stock that will be issuable under the Amended Plan.

New Plan Benefits

Except with respect to grants of $60,000 of restricted stock units that will be awarded to each of the non-employee directors serving on our Board on the date of this Annual Meeting immediately prior to the effectiveness of the Amended Plan, shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan in the future will be determined in the discretion of the Board or Compensation Committee, and neither the Board nor the Compensation Committee has made any determination to make future grants to any persons under the Amended Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan. For information regarding the grants made under the 2016 Plan for 2020 to our named executive officers, see “Executive Compensation-Narrative to Summary Compensation Table-2020 Equity Compensation”.   For information regarding grants made under the 2016 Plan during 2020 to our non-employee directors, see the table entitled “Non-Employee Director Compensation Table” in the section entitled “Compensation of Directors”.

Name and Position	Restricted Stock Units (#)	Restricted Stock Units(1) (Dollar Value)
Named Executive Officers:
H. Lawrence Webb, Executive Chairman	—	—
Leonard Miller, President and CEO	—	—
John M. Stephens, Executive Vice President and CFO	—	—
All current executive officers, as a group	—	—
All current non-employee directors, as a group:	(2)	$420,000
Current director nominees:
Gregory P. Lindstrom	(2)	$60,000
Cathey Lowe	(2)	$60,000
Douglas C. Neff	(2)	$60,000
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such options or rights	—	—
All employees, including all current officers who are not executive officers, as a group	—

 _________________

(1)	Pursuant to our director compensation program, each non-employee director serving on our board at this annual meeting will be awarded a restricted stock unit award with a value of $60,000.
(2)	The aggregate number of restricted stock units to be granted to non-employee directors is not included in the table above as their annual equity award will depend on the value of our common stock on the grant date.

The table set forth below shows awards made to the individuals below under the 2016 Plan in 2020:

Name and Position	Stock Options (#)	Stock Options(1) (Dollar Value)	Restricted Stock Units (#)	Restricted Stock Units(1) (Dollar Value)
Named Executive Officers:
H. Lawrence Webb	57,534	$128,715	44,571	$238,900
Leonard Miller	57,534	$128,715	44,571	$238,900
John M. Stephens	46,411	$103,830	35,954	$192,714
All current executive officers, as a group	161,479	$361,260	125,096	$670,514
All current non-employee directors, as a group:	—	—	117,313	$419,981
Current director nominees:
Gregory P. Lindstrom	—	—	16,759	$59,997
Cathey Lowe	—	—	16,759	$59,997
Douglas C. Neff	—	—	16,759	$59,997
Each associate of any such directors, executive officers or nominees	—	—	15,240	$81,686
Each other person who received or is to receive 5% of such options or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	—	—	116,460	$624,226

 _________________

(1)	Dollar value calculated based on grant date values of restricted stock units and stock options.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.  UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL 2.

Assuming the presence of a quorum at the Annual Meeting, under our Bylaws, the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on the proposal is necessary for its approval. As a result, abstentions will be treated as votes against the proposal, whereas broker non votes will have no effect on the outcome of the vote.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background to the Advisory Vote

We are required by the Exchange Act of 1934 to provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers. At the Company’s 2020 annual meeting of shareholders, shareholders were asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of shareholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, our board of directors decided, as previously disclosed, that the advisory vote on executive compensation will be held on an annual basis at least until the next non-binding shareholder vote on the frequency with which the advisory vote on executive compensation should be held.

Proposal and Background

At this annual meeting, we are asking our stockholders to approve, on a non-binding, advisory basis, the following resolution (commonly referred to as Say on Pay):

RESOLVED, that the stockholders of The New Home Company Inc. hereby approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and accompanying narrative disclosures set forth in this proxy statement.

We are a “smaller reporting company” and have elected to provide scaled compensation-related disclosures permitted as a “smaller reporting company”.  While we do not have a “Compensation Discussion and Analysis” section in our proxy statement, we encourage stockholders to review the “Executive Compensation” section of this proxy statement, including the summary compensation table and related narrative disclosure.

Our overall compensation program applicable to NEOs is intended to attract and retain qualified executives for the Company through fluctuating business cycles, provide them with incentives to achieve our strategic, operational and financial goals, increase shareholder value and reward long-term financial success.

Our executive compensation programs are designed to have the following attributes:

•	Alignment of long-term interests of our executives with those of our shareholders;

•	Meaningful executive stock ownership guidelines that require our executives to own significant levels of Company shares;

•	Balance of cash compensation with equity compensation so that each executive has a significant personal financial stake in the Company’s share price performance;

•	Balance of short-term compensation with long-term compensation to focus our senior executives on the achievement of both operational and financial goals and longer-term strategic objectives;

•	Consideration of external market data and use of an independent compensation consultant when designing compensation programs;

•

An anti-hedging policy applicable to all employees (including our executive officers and directors) that prohibits purchases of our stock on margin, calls or similar options on our stock, or selling our stock short;

•	An appropriate level of severance protection to ensure continuity of service;

•	No single-trigger change in control features in any of our programs;

•	No gross ups for any excise or other penalty taxes related to compensation paid; and

•	Clawback of certain cash and equity incentive compensation.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on the Board or the Compensation Committee. However, the Board will consider the outcome of the vote when making future executive compensation decisions.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE RESOLUTION SET FORTH ABOVE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.  UNLESS INSTRUCTED OTHERWISE ON YOUR PROXY CARD, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE ALL PROXIES “FOR” THE PROPOSAL.

Assuming the presence of a quorum at the Annual Meeting, under our Bylaws, the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on the proposal is necessary for its approval. As a result, abstentions will be treated as votes against the proposal, whereas broker non votes will have no effect on the outcome of the vote.

COMPENSATION OF DIRECTORS

Non-Employee Director Compensation Philosophy and Program

Our Compensation Committee is responsible for the periodic review of compensation and benefits paid to non-employee directors, and the determination of the compensation of all non-employee directors is approved by our Board, following consultation with SBCG. We believe that compensation for non-employee directors should be competitive and should align the interests of our directors with our stockholders’ interests through the payment of a portion of director compensation in RSUs.

Below is the non-employee director compensation program effective for 2020 (which was unchanged from 2019). Under this program, the non-employee directors were eligible to receive the following cash and equity compensation:

Annual Cash Retainer	$45,000
Annual Equity Grant	$60,000 in value of RSUs
Committee Cash Retainers
Audit	$25,000 (Chair); $10,000 (Other Members)
Compensation	$18,000 (Chair); $9,000 (Other Members)
Nominating	$15,000 (Chair); $6,000 (Other Members)
Related Party Review	$16,000 (Chair); $8,000 (Other Members)
Lead Independent Director Retainer	$25,000

Each Board member who serves on the board and is re-elected as a director, or is a continuing director, is granted his or her annual RSU award on the date of such annual meeting (each an "Annual Grant"). Each Annual Grant vests in full on the earlier of (i) the date of the next annual meeting of the Company’s stockholders following the applicable grant date (it being understood that the Annual Grant shall vest on the date of such annual meeting whether or not the director is re-elected at such meeting, so long as the director serves through such meeting) and (ii) the first anniversary of the applicable grant date, subject in each case to continued service.  During its February 2021 meetings, the Compensation Committee and Board adopted a new form of restricted stock unit agreement that shall be applicable to the directors' 2021 RSU grants pursuant to which the shares subject to the RSUs will be delivered on the 30th day following the date of the director's "separation from service" with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code. This revision will effectively allow our directors to defer payment of taxes for (and receipt of) shares granted pursuant to such RSU agreement until the director leaves the Board.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board and committee meetings. Directors who are employees do not receive any compensation for their services as directors.

Director Stock Ownership Guidelines

     Under our stock ownership guidelines, each non-employee director must hold 100% of all shares received from the vesting, delivery or exercise of equity awards granted by us until the non-employee director beneficially owns shares of our common stock equal to three times the annual cash retainer, which, as of the current date, is $135,000 (the "ownership threshold"). We use, (i) with respect to shares underlying equity awards granted to the director by us, the share price that was used to value the equity awards when granted or current market price, whichever is greater and (ii) with respect to shares otherwise acquired, the price at which such shares were acquired or current market price, whichever is greater, as applicable, to determine the number of shares required to meet the ownership threshold. In addition, the shares subject to the ownership threshold requirement are net of any shares of common stock that remain after payment, as and if applicable, of (i) the exercise price of stock options or purchase price of other awards and all applicable withholding taxes, including shares sold or netted with respect thereto, and (ii) all applicable transaction costs ("net shares"). Each non-employee director is expected to achieve his or her threshold ownership requirement within three years of joining the Board or the third anniversary of the date of an increase in the ownership threshold; provided that in the event of an increase in retainer which has the effect of increasing the ownership threshold, the director shall then be required to hold 100% of the net shares until such time as such increased ownership threshold is met and shall not be deemed to be out of compliance with this policy unless he or she sells net shares prior to reaching such increased ownership threshold. As of March 22, 2021, all of our directors met the ownership threshold utilizing the ownership definitions described above.

Non-Employee Director Compensation Table

The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2020. All of our non-employee directors were appointed to the Board effective upon the closing of our initial public offering.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Sam Bakhshandehpour	$72,000	$59,997	$131,997
Michael Berchtold	$76,000	$59,997	$135,997
Paul C. Heeschen	$86,000	$59,997	$145,997
Gregory P. Lindstrom	$77,000	$59,997	$136,997
Cathey Lowe	$87,000	$59,997	$146,997
Douglas C. Neff	$45,000	$59,997	$104,997
Wayne Stelmar	$45,000	$59,997	$104,997

 _________________

(1)

The amounts shown equal the grant date fair value of the RSUs computed in accordance with FASB ASC Topic 718. Each non-employee director received an award of 16,759 RSUs on June 9, 2020 under the 2016 Plan and each subject to vesting in full on the earlier of the 2021 Annual Meeting of Stockholders and first anniversary of their respective grant date. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 13, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 11, 2021. The grant date fair market value of each RSU granted on June 9, 2020 was $3.58.

(2)	The following table sets forth the outstanding equity awards held by each of our non-employee directors as of December 31, 2020.

Director	RSUs Outstanding at December 31, 2020
Sam Bakhshandehpour	16,759
Michael Berchtold	16,759
Paul C. Heeschen	16,759
Gregory P. Lindstrom	16,759
Cathey Lowe	16,759
Douglas C. Neff	16,759
Wayne Stelmar	16,759

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2021. KPMG was appointed in March 2020 and served as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ended December 31, 2020 and also provided certain other audit-related services, as further discussed below under the heading “Audit and Related Fees.” During fiscal 2019, Ernst & Young LLP ("EY") served as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ended December 31, 2019 and also provided certain other audit-related services, as further discussed below under the heading “Audit and Related Fees.” Representatives of KPMG are expected to attend (or be available by teleconference at) the 2021 Annual Meeting, be available to respond to appropriate questions and, if they desire, make a statement.

Stockholder ratification of the selection of KPMG as our independent registered public accountants is not required by our bylaws or otherwise. Although we are not required to do so, we are seeking stockholder ratification of KPMG's appointment as our independent registered public accounting firm. If KPMG's appointment is not ratified, the Audit Committee will reconsider whether to retain KPMG, but still may retain them. Even if the appointment of KPMG is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2021. UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

Assuming the presence of a quorum at the Annual Meeting, under our Bylaws, the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on the proposal is necessary for its approval. As a result, abstentions will be treated as votes against the proposal.

AUDIT MATTERS

Audit and Related Fees

The following table provides information regarding the fees billed by KPMG for audit, audit-related and tax services to us during the fiscal year ended December 31, 2020 and fees billed by EY for audit, audit-related and tax services to us during the fiscal year ended December 31, 2019:

Type of Fees	2020	2019
Audit Fees	$610,000	$710,000
Audit-Related Fees	65,000	248,000
Tax Fees	140,742	175,288
All Other Fees	-	-
Total	$815,742	$1,133,288

Audit Fees

These are fees for professional services performed by KPMG and EY in 2020 and 2019, respectively, for the audit of our annual financial statements, consents, comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements, including work performed in connection with the Company’s securities offerings, registration statements and responding to comment letters from the SEC.

The audit fees for 2020 and 2019 included $80,000 and $0, respectively, for fees related to comfort letters, registration statements and other agreed upon procedures.

Audit-Related Fees

These are fees for and related to the audit of three and six of our unconsolidated joint ventures for each 2020 and 2019, respectively, which fees are paid for entirely by our unconsolidated joint ventures.

Tax Fees

These are fees for professional services performed by KPMG and EY in 2020 and 2019, respectively, with respect to tax compliance, tax advice and tax planning. This includes the preparation of our and our consolidated subsidiaries’ original and amended tax returns and refund claims, payment planning, tax audit assistance and tax work stemming from "Audit-Related" items. These fees also include fees for preparation of original and amended tax returns, payment planning and tax audit assistance for our unconsolidated joint ventures, which fees are paid for or reimbursed by our unconsolidated joint ventures. For 2020, $126,742 of the fees related to the Company’s consolidated return and filings for wholly owned subsidiaries and $14,000 related to our unconsolidated joint ventures.  For 2019, $110,624 of the fees related to consulting and the Company’s consolidated return and filings for wholly owned subsidiaries and $64,664 related to our unconsolidated joint ventures.

All Other Fees

There were no fees for other permissible work performed by KPMG or EY that did not meet the above category descriptions.

Pre-Approval Policies and Procedures

Under its charter, our Audit Committee, or the Chair of our Audit Committee, must pre-approve all engagements of our independent registered public accounting firm. Our Audit Committee approved all audit and non-audit services in 2020 and 2019.

Change in Independent Registered Public Accountants

Dismissal of previous independent registered public accounting firm:

On March 18, 2020, the Audit Committee dismissed EY as the Company’s independent registered public accounting firm.

The reports of EY on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2019 and the subsequent period through March 18, 2020, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in connection with its reports on the consolidated financial statements for such fiscal years; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Letter of Ernst & Young LLP:

The Company provided EY with a copy of the Current Report on Form 8-K (the "Form 8-K") which was filed with the SEC on March 23, 2020 and requested that EY furnish the Company with a letter addressed to the SEC stating whether EY agreed with the disclosures contained in the Form 8-K or, if not, stating the respects in which it did not agree. The Company received the requested letter from EY and a copy of the letter, dated March 23, 2020, was filed as Exhibit 16.1 to the Form 8-K.

We provided the above disclosures under "Dismissal of previous independent registered public accounting firm" and "Letter of Ernst & Young LLP" to EY and confirmed EY is in agreement with the statements contained therein.

Engagement of new independent registered public accounting firm:

Effective March 21, 2020, the Audit Committee approved the engagement of KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The decision to change the Company’s principal independent accountants was the result of a competitive bid proposal received by management and the Audit Committee as well as the Company’s focus on streamlining its cost structure and reducing its general and administrative expenses.  During the fiscal years ended December 31, 2019 and through the appointment of KPMG on March 21, 2020, neither the Company nor anyone on its behalf consulted with KPMG regarding:

(i)

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did KPMG provide a written report or oral advice to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided the above disclosure under "Engagement of new independent registered accounting firm" to KPMG and confirmed KPMG is in agreement with the statements contained therein.

Annual Review of Auditor

At least annually, the Audit Committee reviews the Company's independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. KPMG has been the Company's auditor since March of 2020. In undertaking its annual review, and in making its determination to engage a new independent registered public accounting firm, the Audit Committee engaged with both firms' partners and senior leadership. The Audit Committee considered several factors in determining whether to engage KPMG, including KPMG's professional qualifications and that of the proposed lead audit partner and other key engagement partners, KPMG's fees, KPMG's independence and independence policies, and KPMG's depth of understanding of the Company's business, industry, and accounting policies and practices (including its process to rotate the lead audit partner in accordance with Public Company Accounting Oversight Board ("PCAOB") standards).

Audit Committee Report

Following is the report of the Audit Committee with respect to The New Home Company’s audited consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2020 and the notes thereto. The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Responsibilities and Activities. The Audit Committee operates under a written charter adopted by the board of directors and currently has three members. Each member of the Audit Committee is "independent," as required by the applicable listing standards of NYSE and the rules of the SEC. Our Board has also determined that each Audit Committee member is "financially literate" under the NYSE rules and that Ms. Lowe and Mr. Heeschen each qualifies as an audit committee financial expert, as defined by applicable SEC rules.

Management of the Company has responsibility for preparing the Company’s financial statements, including the Company’s internal control over financial reporting. KPMG LLP and Ernst & Young LLP, each of whom acted as independent registered public accountant for the Company for the fiscal years 2020 and 2019, respectively, were respectively responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with generally accepted accounting principles ("GAAP") and for issuing a report on those statements. KPMG LLP and Ernst & Young LLP also reviewed the Company’s 2020 and 2019 interim financial statements, respectively, in accordance with applicable auditing standards. The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements and internal control structure on behalf of the Board of Directors. The Audit Committee met five times during 2020, including meetings regularly with its then current independent registered public accountant, both privately and with management present.

During these meetings and in carrying out its role, the Audit Committee, among other activities:

•

conducts at each regular meeting separate executive sessions with the Company’s Chief Financial Officer, Corporate Controller and General Counsel; and the auditor, to discuss matters relevant to their respective duties and roles;

•	reviews the audit plan and process, including considerations relating to risks for material misstatements in the financial statements;
•

oversees management’s performance of its overall risk management process and assessment, and discusses with management identified significant risks in the Company’s business and operations, including but not limited to, cyber-security risks, product/construction defect liability risks, and financing risks, along with corresponding mitigating factors, and receives periodic updates upon request or as deemed appropriate;

•	receives and discusses regular reports from the General Counsel and other executives on material legal, compliance and ethics matters;
•	receives and discusses regular reports from its internal audit provider, Protiviti, on internal control evaluation activities and from the auditor on the results of its audits and other procedures;
•	discusses critical accounting policies of the Company;
•

considers the reasonableness of significant financial reporting estimates and judgments made in connection with the financial statements, including the quality (and not just acceptability) of the Company’s accounting policies;

•

considers the potential effects of new accounting standards and initiatives and changes to the audit process resulting therefrom, including, for example, the effects of the new audit report standards relating to the disclosure and discussion of critical accounting matters on the Company’s financial statements;

•	reviews and approves the Company’s policy for the pre-approval of audit and permitted non-audit services by the auditor and reviews and approves fees and services;
•	reviews communications from, and management’s response to, governmental agencies for matters of material significance; and
•	reviews the type and presentation of information, including earnings guidance, to be included in the Company’s earnings releases and supplemental financial disclosures.

Members of the Audit Committee are not full-time employees of the Company and are not performing the functions of management or auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with GAAP or that the Company’s auditors are in fact "independent."

Review with Management. The Audit Committee reviewed and discussed our audited financial statements (including the quality of our accounting principles) with management.

Review and Discussions with Independent Accountants. The Audit Committee reviewed and discussed our audited financial statements (including the quality of the Company’s accounting principles) with KPMG LLP. The Audit Committee discussed with the then current independent registered public accountant the matters required to be discussed by applicable standards of the PCAOB. Further, the Audit Committee reviewed the Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the Company’s consolidated financial statements. The Audit Committee also received and reviewed the written disclosures and the letter from each of its independent registered public accountants regarding the auditors’ independence required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with such accountant its independence from the Company and our management.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Cathey Lowe (Chairperson)

Sam Bakhshandehpour

Paul C. Heeschen

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy

The Board has adopted a written Related Person Transaction Policy (the "Policy"). The purpose of the Policy is to ensure that all transactions between related persons and us, including our subsidiaries, are properly identified, reported, reviewed and approved, and disclosed in accordance with applicable law. All related person transactions entered into or proposed to be entered into must be disclosed to and approved by the Audit Committee. In March 2019, the Board formed a Related Party Review Committee that has the power to substitute in for the Audit Committee for approval of related person transactions with IHP and/or Douglas C. Neff. The Audit Committee or Related Party Review Committee, as applicable, reviews related person transactions to: (i) determine whether the transaction is in the best interest of the Company, (ii) ensure a conflict of interest does not exist and/or that the transaction is being conducted at a fair and appropriate price, (iii) review the position within the Company or relationship of the related person with the Company, (iv) determine the materiality of the transaction to the related person and the Company, and (v) obtain any other information necessary to disclose such related person transaction. If the proposed transaction involves a related person who is a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee. The Policy provides that the Audit Committee has authority to approve, in advance, categories of Related Person Transactions that need not be individually reported to, reviewed by, and/or approved by the Audit Committee but that will instead be reported to and reviewed by the Audit Committee collectively on a periodic basis. The Audit Committee has pre-approved the payment by the Company of refundable deposits to landowners in land purchase transactions even if such landowner is a "related person" under the Policy; provided that the transaction is approved prior to the deposit becoming non-refundable. Our General Counsel is responsible for determining and disclosing all related person transactions to the Audit Committee of which she becomes aware and the Company utilizes annual questionnaires completed by directors and executive officers to aid in the identification of related person transactions.

The Audit Committee has excluded each of the following related person transactions under the Policy: (a) compensation to an executive officer or director if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K; (b) compensation to an executive officer if such compensation would have been required to be reported under Item 402 if the executive was a "named executive officer" and such compensation has been approved by the Compensation Committee, or recommended by the Compensation Committee to the Board for approval; or (c) transactions that are in the Company’s ordinary course of business and where the interest of the related person arises only: (i) from the related person’s position solely as a director of another corporation or organization that is a party to the transaction; or (ii) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or (iii) from both such position described in (i) and such ownership described in (ii); or (iv) from the related person’s position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 10%, and the related person is not a general partner of and does not have another position in the partnership. Exception (b) however, does not apply if the executive officer is also an immediate family member of an executive officer or director of the Company.

Under the Policy, a related person means (a) an executive officer or director of the Company, or a nominee for election as a director; (b) any person who is known to be the beneficial owner of more than 5% of our common stock, (c) any immediate family member of any of the foregoing persons, or (d) any entity in which the foregoing persons is employed as an executive officer or is a general partner, managing member or principal in a position of having control of significant influence or in which any of the foregoing persons has a 5% of greater beneficial ownership, or (e) any entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed. A "related person transaction" is a transaction or series of transactions in which we participate (whether or not we are a party) and in which a related person has a direct or indirect material interest. A transaction involving more than $120,000 is presumed to be a material transaction.

Transactions With Related Persons

Investor Rights and Registration Rights Agreements

On February 5, 2014, we entered into the Investor Rights Agreement. For more information on this agreement, see "Proposal 1—Election of Directors—Board Structure and Nominees." We have entered into a registration rights agreement with Messrs. Webb, Stelmar, Davis and Thomas Redwitz and IHP, TCN/TNHC LP, and Watt/TNHC LLC with respect to the shares of our common stock that they received as part of our formation transactions. We refer to these shares collectively as the "registrable shares." Pursuant to the registration rights agreement, we have granted the parties and their direct and indirect transferees shelf registration rights requiring us to file a shelf registration statement and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time, and, in certain circumstances, the right to "piggy-back" the registrable shares in registration statements we might file in connection with certain future public offerings. Our obligation to cause any registration statements filed pursuant to the registration rights agreement to be declared effective or remain effective is on a reasonable best efforts basis. Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as "blackout periods."

Joint Ventures and Land Purchases

We have entered into agreements with our unconsolidated joint ventures to provide management services related to the underlying projects. Pursuant to management agreements for each project, we receive a management fee or overhead allowance usually based on each project’s revenues. During the years ended December 31, 2020 and 2019, we earned $0.9 million and $1.9 million, respectively, in management fees, of which, $36,000 and $0 was included in "due from affiliates" in our consolidated balance sheets at December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, the Company had investments in certain unconsolidated joint ventures totaling $0.1 million and $21.9 million, respectively, where our joint venture partner is an affiliate of a member of our Board or significant shareholder, as discussed below. We consider a joint venture to be "active" if active homebuilding or land development activities are ongoing and the entity continues to own homebuilding lots or homes remaining to be sold. Joint ventures that are not "active" are considered "inactive" and generally only have warranty or limited close-out management and development obligations ongoing. As of the date of this filing, of our nine current joint ventures, none are "active".

David Berman, one of our former non-employee directors, is Executive Chairman of Tricon Capital Group Inc., an affiliate of TCN/TNHC LP ("Tricon"). Mr. Berman ceased to be a director in May 2018. Based solely on that certain Schedule 13G/A filed by Tricon on February 14, 2020, Tricon owns approximately 4.4% of our common stock as of such date and as such, we no longer consider them to be a "related person" for fiscal year 2020 but provide information regarding Tricon for informational purposes and for the fiscal year 2019.

Various affiliates of Tricon have served as limited partners of our joint ventures, including TNHC-TCN Santa Clarita LP ("Villa Metro") and Calabasas Village LP ("Avanti") with Tricon holding 90%(1) and 90%(1) of the interest, respectively in such ventures.  These ventures are considered "inactive" and generally only have warranty activities ongoing.  Tricon was previously the 95%(1) owner of our Arantine Hills Holdings LP ("Bedford") joint venture, but in the 2020 third quarter, the Company sold its interest in the Bedford joint venture to Tricon (the "Buyout").  Pursuant to the agreement, the purchase price was $5.1 million for the sale of the Company's partnership interest. During the year ended December 31, 2020, the Company recorded a $2.3 million other-than-temporary impairment charge to its investment in the Bedford joint venture reflecting the sale of its joint venture investment for less than its current carrying value.  The sale agreement, among other things, allowed for a continuation of the Company's option to purchase at market up to 30% of the remaining lots from the joint venture. Prior to the Buyout, in the 2019 third quarter, the Bedford joint venture partners entered an agreement that increased the Company's funding obligation by $2.8 million over the then existing contribution cap.

Tricon’s equity as of December 31, 2020 and 2019 for the Villa Metro project was $0 and $0.2 million, respectively, and no management fees were paid to Tricon during the years ended December 31, 2020 and 2019. Our equity in Villa Metro as of December 31, 2020 and 2019 was $0 and $0.1 million, respectively, and no management fees for Villa Metro were paid to us during the years ended December 31, 2020 and 2019.  Tricon’s equity and management fees as of and for the years ended December 31, 2020 and 2019 for the Avanti project were $0.2 million and $35,000, respectively, and $10.3 million and $0.1 million, respectively. Our equity and management fees in Avanti as of and for the years ended December 31, 2020 and 2019 was $25,000 and $0.1 million, respectively, and $1.1 million and $0.2 million, respectively.  Tricon’s equity and management fees as of and for the year-to-date period ended July 31, 2020 (immediately prior to the effectiveness of the Buyout) and the year ended December 31, 2019 for the Bedford project were $134.7 million and $0.9 million, respectively, and $125.7 million and $1.1 million, respectively. Our equity and management fees in the Bedford venture as of and for the year-to-date period ended July 31, 2020 (immediately prior to the effectiveness of the Buyout) and as of and for the year ended December 31, 2019 was $7.1 million and $0.1 million, respectively, and $6.6 million and $0.4 million, respectively.

In the first quarter 2018, the Company entered into an option agreement to purchase lots in phased takedowns with its Bedford joint venture.  The gross purchase price of the land was $10.0 million with profit participation and master marketing fees due to seller as outlined in the contract. During the 2019 third quarter, the Company entered into an amendment to this agreement to reduce the gross purchase price of the land to $9.3 million.  The Company took down 46% of the lots underlying this contract during the year ended December 31, 2019.  At December 31, 2019, the Company had taken down all contracted lots and the Company's $1.5 million nonrefundable deposit made as consideration for this option had been fully applied to the purchase price with no deposit remaining.  At December 31, 2020, the Company has paid $0.2 million in master marketing fees related to this project.  During the fourth quarter 2018, the Company entered into a second option agreement with the Bedford joint venture to purchase lots in phased takedowns. The Company made a $1.4 million nonrefundable deposit as consideration for the option, and a portion of the deposit was applied to the purchase price across the phases. The gross purchase price of the land was $10.5 million with profit participation and master marketing fees due to the seller pursuant to the agreement. The Company took down approximately 8% and 92% of the lots underlying this agreement during the years ended December 31, 2020 and 2019, respectively.  At December 31, 2020, all lots were taken down and the Company had paid $0.3 million in master marketing fees, and at December 31, 2020 and 2019, no deposit remained outstanding.

Douglas C. Neff, one of our non-employee directors, is President of IHP Capital Partners, the general partner of the manager of IHP. IHP owns approximately 13.6% of our common stock.

An affiliate of IHP has a 63%(1) interest in TNHC Meridian Investors LLC, which in turn has a 32%(1) interest in our joint venture TNHC Newport LLC. Under the terms of the TNHC Meridian Investors LLC joint venture agreement, after the return of certain preference amounts, capital contributions and cost overruns/profit shortfalls to the joint venture partners, we are entitled to receive distributions from the joint venture equal to our economic interest. As of December 31, 2020 and 2019, our equity in TNHC Meridian Investors LLC was $0.1 million and $0.3 million, respectively. IHP’s equity as of December 31, 2020 and 2019 for the TNHC Meridian Investors LLC joint venture was $0.3 million and $0.5 million, respectively.  No management fees were paid from TNHC Meridian Investors LLC to IHP during the years ended December 31, 2020 and 2019. No management fees were paid to the Company during the years ended December 31, 2020 and 2019 from TNHC Meridian Investors.   This venture is considered "inactive" with only warranty activities ongoing.

An affiliate of IHP currently has a 50% interest in TNHC Russell Ranch LLC ("Russell Ranch"), one of our other joint ventures, in which our equity as of December 31, 2020 and 2019 was approximately $0 and $11.5 million, respectively. Prior to the Russell Lot Sale (discussed below), IHP's contribution percentage of the Russell Ranch joint venture was 65%(1). IHP’s equity as of December 31, 2020 and 2019 for the Russell Ranch joint venture was $0 and $45.9 million, respectively.  The Russell Ranch joint venture paid $0 in management fees to IHP during the years ended December 31, 2020 and 2019.  TNHC Russell Ranch LLC paid the Company management fees of $0 for the years ended December 31, 2020 and 2019.

Under the terms of the original Russell Ranch joint venture agreement, after the return of capital contributions and preferred return, profits are shared 50%/50%. Similarly, the agreement provided for losses, including for this purpose accrued preferred return, to be shared 50%/50%. During the 2019 second quarter, each party to the Russell Ranch joint venture had reached its maximum capital contribution and the Company entered into an amendment pursuant to which the parties agreed to fund additional required capital in the aggregate amount of approximately $26 million for certain remaining backbone improvements for the Project (the “Phase 1 Backbone Improvements”) 50% by IHP and 50% by the Company (“Amendment Additional Capital”). Such Amendment Additional Capital was to be returned to IHP and the Company ahead of any other contributed capital; provided that none of the Amendment Additional Capital accrued a preferred return that base capital contributions were generally afforded under the joint venture agreement. During 2020, the Company made the strategic decision to exit the Russell Ranch joint venture project due to the low expected financial returns relative to future capital requirements and related risks and undertook the process of marketing for sale the underlying developable lots of the joint venture.  This exit was effectively accomplished through the joint venture's sale of Phases 2 and 3, its remaining developable lots, to a third-party purchaser during the 2020 fourth quarter that resulted in the Company recording income of $4.5 million to equity in income (loss) of unconsolidated joint ventures, partially offsetting a $20.0 million other-than-temporary impairment recorded by the Company during the 2020 second quarter (the "Russell Lot Sale"). The Company received a distribution of $2.0 million immediately following the closing of the Russell Lot Sale.  The members agreed upon and distributed proceeds from the sale to the members less a reserve amount which is maintained by the joint venture to address close out matters, such as warranty, contingent liabilities, remaining Phase 1 infrastructure improvements, and common amenity operations until turnover to homeowners’ association. Due to the joint venture's close out status, the members confirmed that no further preferred return would accrue or be payable and future distributions would be made 50% to IHP and 50% to TNHC pursuant to a third amendment to the venture's operating agreement.

The Company has also purchased land from entities affiliated with Mr. Neff and IHP.  In 2017, the Company entered into an agreement with an IHP affiliate to purchase lots in a Northern California masterplan community for a total purchase price of $16.1 million in a phased takedown structure with customary profit participation and master marketing fees due to seller. As of December 31, 2019, the Company had taken down all of the lots under this contract and paid $0.4 million in master marketing fees.  As of December 31, 2019, IHP was also no longer affiliated with this development.

Also in 2017, the Company entered into agreements with IHP affiliates to purchase finished lots in Northern California with customary profit participation structured as an optioned takedown. At execution, the total purchase price, including the cost for the finished lot development and the option, was expected to be approximately $56.3 million, dependent on the timing of takedowns, as well as our obligation to pay certain fees and costs during the option maintenance period.  During 2019, an unrelated third party entered into agreements to purchase from the IHP affiliate some of the lots under the Company's option. The Company has in turn entered into an arrangement pursuant to which it shall purchase such lots on a rolling take down basis from such unrelated third party. The unrelated third party purchased 67% of the lots originally under contract with the IHP affiliate. Following this purchase of the lots by the unrelated third party in 2019, the Company has no remaining lots to purchase from the IHP affiliate. As of December 31, 2020, the Company (i) had no nonrefundable deposits with the IHP affiliate to be applied to the Company's takedown of lots from the unrelated third party and (ii) has paid (A) $0.2 million for fees and costs, (B) $3.0 million in option payments, and (C) $18.0 million for the purchase of lots directly from the IHP affiliate.

During 2018, the Company agreed to purchase land in a master-plan community in Arizona for an estimated purchase price of $3.8 million plus profit participation and marketing fees pursuant to contract terms. As of December 31, 2019, IHP was no longer affiliated with this development. The Company began taking down these lots during 2020 whereby it took down approximately 38% of total contracted lots. As of December 31, 2020 and 2019, the Company had an outstanding, nonrefundable deposit of $0.2 million and $0.3 million, respectively, related to this contract.  As of December 31, 2020, the Company has paid $22,000 in master marketing fees.

_________________

(1)

Actual equity interests may differ due to the current phase of the underlying joint venture project's life cycle. Each of the above percentages reflect the percentage of capital the joint venture member is generally obligated to contribute (subject to adjustment under the joint venture agreement) and generally (subject to waterfall provisions including preferred returns on invested capital) aligns with the joint venture member's percentage of distributions. In some cases our share of profit and losses may be greater than our contribution percentage.

Other Related Person Transactions

On February 14, 2019, the Company entered into a consulting agreement and separation agreement with Thomas Redwitz, in connection with Mr. Redwitz's resignation as Chief Investment Officer effective March 1, 2019. Pursuant to his separation agreement and general release of claims, Mr. Redwitz received a cash severance payment of $1.1 million as well as company-paid continued healthcare coverage for no more than twelve months following March 1, 2019.  He also forfeited unvested equity awards.  In addition, the Company entered into a consulting agreement pursuant to which Mr. Redwitz serves as a consultant to the Company for an initial one-year term commencing on the Effective Date, subject to mutual continuation by agreement of Mr. Redwitz and the Company. Under the original consulting agreement, Mr. Redwitz received the following benefits: (i) a monthly consulting fee of $10,000, (ii) each outstanding vested Company stock option held by Mr. Redwitz as of the Effective Date (each, a "Pre-Consulting Stock Option") will remain outstanding and exercisable in accordance with its terms (based on Mr. Redwitz’s continued provision of consulting services thereafter rather than continued employment) and (iii) reimbursement for reasonable business expenses incurred in connection with the provision of consulting services in accordance with Company policy. During 2020, the Company and Mr. Redwitz agreed to continue the consulting agreement on a month to month basis and the consulting fee was reduced to $5,000 per month beginning in April of 2020. If the consulting agreement and Mr. Redwitz’s consulting services are terminated by either party for any reason (other than by the Company for cause), including due to the Company’s decision not to renew the agreement, then each remaining Pre-Consulting Stock Option will remain exercisable for three months following the termination date (but in no event beyond the maximum term of the option). Each of the separation agreement and the consulting agreement also requires Mr. Redwitz’s continued compliance with restrictive covenants and the Company’s continued compliance with indemnification and insurance obligations each included in Mr. Redwitz’s employment agreement.

In connection with his retirement on February 17, 2017, the Company entered into a consulting agreement with Mr. Stelmar, a current Board member and our former Chief Investment Officer, pursuant to which Mr. Stelmar served as a consultant to the Company. The contract expired in August 2019 and was not extended. For his consulting services, Mr. Stelmar was compensated $0 and $48,000 for the years ended December 31, 2020 and 2019, respectively.  The agreement provided for continued vesting of his unvested Company equity awards on the basis of his continued provision of consulting services. Accordingly, Mr. Stelmar's outstanding restricted stock unit equity award granted in 2016 continued to vest in accordance with its original terms, based on his continued provision of consulting services rather than continued employment, and fully vested during 2019. Mr. Stelmar also received Company-subsidized benefits coverage for himself and his eligible dependents. In connection with his continuing board service as a non-employee board member, as of the date of his retirement, Mr. Stelmar is compensated for such board service pursuant to and in accordance with the Company’s Non-Employee Director Compensation Program described under "Compensation of Directors—Non-Employee Director Compensation Philosophy and Program." At December 31, 2020 and 2019, no fees were due to Mr. Stelmar for his consulting services.

John Neff, the son of Douglas C. Neff, was employed by the Company as a Director of Land Acquisition. He terminated his employment as of March 6, 2020.  For the year 2020 through his termination date, John Neff was compensated with approximately $63,000, including base salary and bonus. 428 RSUs were forfeited upon John Neff's termination of employment. During the year ended December 31, 2019, the Company compensated John Neff with approximately $163,000, including base salary and bonus. In addition, John Neff participated in the Company’s general welfare plans, including health benefits, retirement savings opportunities and limited other employee benefits.

The GDR Group is an information technology services consulting firm that provides the Company with support for its IT Helpdesk, onsite support services, remote systems administration, network infrastructure design and implementation and network security services. In 2020, the Company paid approximately $816,000 and its unconsolidated joint ventures and fee building business paid approximately $5,000 to the GDR Group. In 2019, the Company paid approximately $706,000 and its unconsolidated joint ventures paid approximately $10,000 to the GDR Group. One of GDR Group’s principals, Randy Redwitz, is the sibling of Thomas Redwitz, a former related person (who ceased to be a related person on May 6, 2020). Thomas Redwitz receives no direct or indirect compensation from the GDR Group for the services it provides to the Company.

Joan Marcus Webb (formerly Joan Marcus-Colvin) is currently a part-time employee of the Company and was previously our Chief Marketing Officer, who reports to our President and Chief Executive Officer, Leonard Miller. Ms. Webb is married to H. Lawrence Webb. During the year ended December 31, 2020, the Company compensated Ms. Webb with approximately $369,000 in cash, including base salary and bonus, and $81,686 of RSUs which vest ratably over three years with vesting subject to continued service. During the year ended December 31, 2019, the Company compensated Ms. Webb with approximately $340,000 in cash, including base salary and bonus, $36,000 of RSUs which vest ratably over three years with vesting subject to continued service, and $40,000 in NQSOs which vest and become exercisable ratably over three years subject to Ms. Webb's continued service. We provide information regarding the assumptions used to calculate the value of all equity awards in Note 13, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 11, 2021. In addition, Ms. Webb has participated in the Company’s general welfare plans, including health benefits, retirement savings opportunities and limited other employee benefits.

In June 2015, the Company entered into an agreement that effectively transitioned Joseph Davis' role within the Company from that of Chief Investment Officer to that of a non-employee consultant to the Company. For his consulting services, Mr. Davis was compensated $12,000 and $36,000 for the years ended December 31, 2020 and 2019, respectively. On June 26, 2019 his contract was amended to extend its term one year and reduce his scope of services and compensation to $1,000 per month. He also received Company-subsidized benefits coverage until June 26, 2019. At December 31, 2020, no fees were due to Mr. Davis for his consulting services. Additionally, the Company entered into a construction agreement effective September 7, 2017, with The Joseph and Terri Davis Family Trust Dated August 25, 1999 ("Davis Family Trust") of which Joseph Davis is a trustee. The agreement was a fee building contract pursuant to which the Company acted in the capacity of a general contractor to build a single family detached home on land owned by the Davis Family Trust. Construction of the home was completed during the 2019 first quarter. For its services, the Company received a contractor's fee of 3% of the cost of the construction work and improvements to be completed as outlined in the contract and the Davis Family Trust reimbursed the Company's field overhead costs. During the years ended December 31, 2020 and 2019, the Company billed the Davis Family Trust $0 and $0.5 million, respectively, including reimbursable construction costs and the Company's contractor's fees which are included in fee building revenues in our consolidated statements of operations. Contractor's fees comprised $0 and $15,000 of the total billings for the years ended December 31, 2020 and 2019, respectively. The Company recorded $0 and $0.5 million for the years ended December 31, 2020 and 2019, respectively, for the cost of this fee building revenue which is included in fee building cost of sales in our consolidated statements of operations. At  December 31, 2020 and 2019, the Company was due $0 from the Davis Family Trust for construction draws.

Based on that certain Schedule 13G filed on February 8, 2021, FMR LLC beneficially owns 8.7% of our common stock as of December 31, 2020. An affiliate of FMR LLC ("Fidelity") provides investment management and record keeping services to the Company’s 401(k) Plan. The amounts the Company and its participants compensated Fidelity has part of these services did not exceed $120,000 for either of the years ended December 31, 2020 or 2019.

OTHER MATTERS

Delinquent Section 16(a) Reports

Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that none of our executive officers, directors and greater than ten percent beneficial owners during the fiscal year ended December 31, 2020 were delinquent in complying with the filing requirements of Section 16(a).

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2022 proxy statement, your proposal must be received by us no later than December 6, 2021 and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2022 Annual Meeting that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us prior to the close of business at the principal executive offices of the Company, The New Home Company Inc., c/o Principal Executive Office/Secretary, 6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona 85253 no earlier than December 6, 2021 and no later than January 5, 2022, unless our 2022 Annual Meeting is more than 30 days before or after the anniversary of our 2021 Annual Meeting, in which case the notice must be delivered not more than 120 days before, and no later than the 90th day prior to the 2022 Annual Meeting or, the 10th day following the day on which public disclosure of the date of the 2022 Annual Meeting was first made. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Secretary at 6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona 85253 to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

In accordance with the rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, a notice of internet availability of proxy materials has been mailed to our stockholders. Stockholders have the ability to access the proxy materials at www.proxyvote.com, or request that a printed set of the proxy materials be sent to them, by following the instructions set forth on the Notice mailed to them. Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple stockholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each stockholder that makes a request using the procedure set forth on the Notice. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications, or would like additional copies of materials, may contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-579-1639, or at sendmaterial@proxyvote.com.

Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. We make available free of charge on or through our Internet website, in the "Investors" section of our website at https://www.NWHM.com., our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2020 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 15231 LAGUNA CANYON ROAD, SUITE 250, IRVINE, CALIFORNIA 92618, OR BY EMAIL AT INVESTORRELATIONS@NWHM.COM.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, references to our website in this proxy statement are not intended to function as hyperlinks and information on our website, other than our proxy statement, Annual Report, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and accompanies this proxy statement and in our subsequent periodic reports on Form 10-Q and our current reports on Form 8-K.

Other Business

As of the date of this proxy statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

Appendix A

THE NEW HOME COMPANY INC.

SECOND AMENDED AND RESTATED 2016 INCENTIVE AWARD PLAN

1.	Purpose.

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities.  The Plan amends and restates in its entirety The New Home Company Inc. Amended and Restated 2016 Incentive Award Plan (the “Prior Plan”).  Capitalized terms used in the Plan are defined in Section 11.

2.	Eligibility.

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.	Administration and Delegation.
(a)

Administration.    The Plan is administered by the Administrator.  The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan.  The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable.  The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award or Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards.  The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

(b)

Appointment of Committees.    To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees.  The Board may rescind any such delegation at any time or re-vest in itself any previously delegated authority at any time.

4.	Stock Available for Awards.
(a)

Number of Shares.    Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan covering up to the Overall Share Limit; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by (i) 1.2 Shares for each Share delivered in settlement of any Full Value Award granted after the Effective Time and (ii) 1.0 Share for each Share delivered in settlement of any Full Value Award granted prior to the Effective Time.  Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

(b)

Share Recycling.  Except as provided in subsection (c) below, if all or any part of an Award that is not a Full Value Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award for less than Fair Market Value or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. To the extent that all or any part of a Full Value Award expires or lapses, or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by 1.2 Shares for each Share subject to such Full Value Award that is forfeited, expired or settled in cash (regardless of whether the Full Value Award was granted prior to or after the Effective Time).

(c)

Limitation on Share Recycling. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) and shall not be available for future grants of Awards:

(i)	Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option;

(ii)	Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award;

(iii)	Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and

(iv)	Shares purchased on the open market with the cash proceeds from the exercise of Options.

(d)

Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 4,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options, and no Shares may again be optioned, granted or awarded if it would cause an Incentive Stock Option not to qualify as an Incentive Stock Option.

(e)

Substitute Awards.    In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate.  Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan.  Substitute Awards will not count against the Overall Share Limit, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

(f)

Individual Award Limitations.  Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8, the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 750,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $7,000,000.

(g)

Non-Employee Director Award Limit.    Notwithstanding any provision to the contrary in the Plan or in any other agreement, plan, policy or program regarding non-employee Director compensation, the sum of any cash compensation and the aggregate grant date fair value of all awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $500,000.

5.	Stock Options and Stock Appreciation Rights.
(a)

General.    The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 5(f) with respect to Incentive Stock Options.  The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right.  A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations of the Plan or as the Administrator may impose.  The Administrator shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

(b)

Exercise Price.    The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement.  The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

(c)

Duration of Options.    Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.

(d)

Exercise; Notification of Disposition.    Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e)for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable withholding taxes.  Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

(e)

Payment Upon Exercise.    The exercise price of an Option must be paid in cash or by check payable to the order of the Company or, subject to Section 10(h), any Company insider trading policy (including blackout periods) and Applicable Laws, by:

(i)

if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(ii)

delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (A) such payment method is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, were owned by the Participant for a minimum time period that the Company may establish and (C) such Shares are not subject to repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iii)	surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(iv)	to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(v)	any combination of the above permitted payment forms (including cash or check).

(f)

Additional Terms of Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of its present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code.  No person qualifying as a Greater Than 10% Stockholder may be granted an Incentive Stock Option, unless such Incentive Stock Option conforms to Section 422 of the Code.  If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years.  The Administrator may modify an Incentive Stock Option with the holder’s consent to disqualify such Option as an Incentive Stock Option.  All Options intended to qualify as Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code.  By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired from the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer.  Neither the Company nor the Administrator will be liable to a Participant, or any other party, (i) if an Option (or any part thereof) intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (ii) for the Administrator’s actions or omissions that cause an Option not to qualify as an Incentive Stock Option, including the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to qualify as an Incentive Stock Option.  Any Option that is intended to qualify as an Incentive Stock Option, but fails to qualify for any reason, including the portion of any Option becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

6.	Restricted Stock; Restricted Stock Units.
(a)

General.    The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares if issued at no cost) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award.  In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during applicable restriction period or periods, as set forth in an Award Agreement.  The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

(b)	Restricted Stock.
(i)

Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless the Administrator provides otherwise in the Award Agreement.  In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.  Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions with respect to such Restricted Stock are subsequently satisfied.  All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

(ii)

Stock Certificates.  The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

(c)	Restricted Stock Units.
(i)

Settlement.  When a Restricted Stock Unit vests, the Participant will be entitled to receive from the Company one Share, an amount of cash or other property equal to the Fair Market Value of one Share on the settlement date or a combination of both, as the Administrator determines and as provided in the Award Agreement.  The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(ii)

Stockholder Rights.  A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

7.	Other & NBSP; Stock or Cash Based Awards; Dividend Equivalents.

(a)

Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other period or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to the conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines.  Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

(b)	Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units or an Other Stock Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents will be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions with respect to such Award are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator.

8.	Adjustments for Changes in Common Stock and Certain Other Events.
(a)

In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award as it deems appropriate to effect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants.  The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

(b)

In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i)

the number and kind of Shares (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued, adjustments of the manner in which Shares subject to Full Value Awards will be counted, and specifically including for the avoidance of doubt adjustments to the Incentive Stock Option limitation set forth in Section 4(d) and the individual award limitation set forth in Section 4(f));

(ii)	the number and kind of Shares (or other securities or property) subject to outstanding Awards;

(iii)	the grant or exercise price with respect to any Award; and

(iv)	the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).

(c)

In the event of any transaction or event described in Section 8(b) hereof (including without limitation any Change in Control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i)

To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;

(ii)

To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards, and adjustments of the manner in which Shares subject to Full Value Awards will be counted;

(v)	To replace such Award with other rights or property selected by the Administrator; and/or

(vi)	To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

(d)

Notwithstanding Section 8(b) or 8(c) above, if a Change in Control occurs and a Participant’s then-outstanding Awards are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), then immediately before the Change in Control such Awards will become fully vested, exercisable and payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards will lapse, provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified performance goals, such Award shall vest and all performance goals or other vesting criteria will be deemed achieved at the target level of performance, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any Subsidiary, as applicable.  Such Awards will be canceled upon the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock, which (A) may be on such terms and conditions generally applicable to holders of Common Stock under the Change in Control documents (including any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) is determined based on the number of Shares subject to such Awards and net of any applicable exercise price; provided that if any Awards constitute “nonqualified deferred compensation” not payable upon the Change in Control without the imposition of taxes under Section 409A, the timing of such payments will be governed by the Award Agreement (subject to any deferred consideration provisions under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award upon the Change in Control is zero or less, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

(e)

In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

(f)

Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation.  Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.  The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

(g)	No action shall be taken under this Section 8 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

9.	General Provisions Applicable to Awards.
(a)

Transferability.    Except as the Administrator may determine or provide in an Award Agreement or otherwise, in accordance with Applicable Laws (and subject to the applicable requirements for Shares underlying Awards to be registered on Form S-8 under the Securities Act), Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, and, during the life of the Participant, will be exercisable only by the Participant.  Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law.  References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves under Applicable Laws.

(b)	Documentation. Each Award will be evidenced in an Award Agreement, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)

Discretion.    Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d)

Termination of Status.    The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e)

Withholding.    Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability.  In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company may satisfy, or may allow a Participant to satisfy, such obligations by any payment means described in Section 5(e) hereof, including, without limitation, by withholding, or allowing such Participant to elect to have the Company or an affiliate withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares).

The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities up to the maximum individual statutory withholding rates in the applicable jurisdiction, in accordance with Company policies and at the discretion of the Administrator. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

(f)

Amendment of Award.    Subject to Section 9(i), the Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option.  The Participant’s consent to such action will be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 or pursuant to 10(f).

(g)

Conditions on Delivery of Stock.    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws.  The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h)

Acceleration.    The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

(i)

Prohibition on Repricing.  Subject to Section 8, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 8, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

(j)

Cash Settlement.  Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

(k)

Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Awards (including each tranche of an Award) issued pursuant to the Plan shall have a minimum vesting period of one year; provided, however, that, notwithstanding the foregoing, (i) the Administrator may provide that such one-year vesting restrictions may lapse or be waived (A) upon the Participant’s Termination of Service due to death, or disability and/or in connection with a Change in Control and/or (B) for annual Awards granted to non-employee Directors pursuant to an applicable Company non-employee director compensation policy, if the applicable Director is not reelected at a subsequent annual meeting of the Company’s stockholders, such Award may vest at such annual meeting at which such Director is not reelected, provided that the period between the grant date and such annual meeting is not less than 50 weeks and (ii) Awards (including each tranche of an Award) that result in the issuance of an aggregate of up to 5% of the Overall Share Limit may be granted to any one or more Participants without respect to such minimum vesting requirement.

10.	Miscellaneous.
(a)

No Right to Employment or Other Status.   No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

(b)

No Rights as Stockholder; Certificates.   Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares.  Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).  The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

(c)

Effective Time and Term of Plan.   The Plan (as amended and restated) has been adopted by the Board. The Plan (as amended and restated) will become effective at 5:00 P.M. Pacific time (the "Effective Time") on the date it is approved by the Company’s stockholders.  If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Prior Plan shall continue on its existing terms and conditions and the Plan (as amended and restated) shall be of no force or effect.  No Awards may be granted under the Plan after ten years from the date the Company’s stockholders approved the Plan (as amended and restated), but Awards previously granted may extend beyond that date in accordance with the Plan.

(d)

Amendment of Plan.    Subject to Section 9(i), the Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent.  Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination.  The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e)

Provisions for Foreign Participants.  The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)	Section 409A.
(i)

General.  The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date.  The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise.  The Company will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant, “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(ii)

Separation from Service.  If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship.  For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(iii)

Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest).  Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(g)

Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company.  The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(h)

Lock-Up Period.  The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

(i)

Data Privacy.  As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan.  The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”).  The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management.  These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country.  By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares.  The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan.  A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10(i) in writing, without cost, by contacting the local human resources representative.  The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10(i).  For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

(j)

Severability.  If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

(k)

Governing Documents.  If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

(l)

Governing Law.  The Plan and all Awards will be governed by and interpreted in accordance with the laws of the Commonwealth of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the Commonwealth of Delaware.

(m)

Claw-back Provisions.  All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to the provisions of any Company claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), as and to the extent set forth in such claw-back policy or the Award Agreement.

(n)	Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(o)

Conformity to Securities Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws.  Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws.  To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

(p)

Relationship to Other Benefits.  No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

11.	Definitions. As used in the Plan, the following words and phrases will have the following meanings:
(a)	“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b)

“Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.

(c)

“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

(d)	“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

(e)

“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

(f)	“Board” means the Board of Directors of the Company.

(g)

“Change in Control” means (i) the Company’s merger or consolidation with or into any other corporation, entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, (iii) any other transaction, including the Company’s sale of new shares of its capital stock or a transfer of existing shares of its capital stock, which causes a third party not affiliated with the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately before such transaction to acquire or hold capital stock of the Company representing 50% of the Company’s outstanding voting power immediately following such transaction, or (iv) during any 12-month period, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least 50% of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided that the following events will not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the Company’s voting securities immediately before the merger or consolidation hold, directly or indirectly, at least 50% of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to a Company affiliate; (C) a reincorporation of the Company solely to change its jurisdiction; or (D) a transaction primarily undertaken to create a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control with respect to such Award (or portion thereof) must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) to trigger the payment event for such Award, to the extent required by Section 409A.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(i)

“Committee” means one or more committees or subcommittees comprised of one or more Company directors or executive officers, to the extent Applicable Laws permit.  To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(j)	“Common Stock” means the common stock of the Company.

(k)	“Company” means The New Home Company Inc., a Delaware corporation, or any successor.

(l)

“Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

(m)

“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated.  Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

(n)	“Director” means a Board member.

(o)	“Dividend Equivalents” means a right granted to a Participant under Section 7(b) to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

(p)	“DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(q)	“Employee” means any employee of the Company or its Subsidiaries.

(r)

“Equity Restructuring” means, as the Administrator determines, a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, affecting the Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causing a change in the per share value of the Common Stock underlying outstanding Awards.

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:  (i) if the Common Stock is listed on any established stock exchange, the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the first market trading day immediately before such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the date immediately before such date on which sales prices are reported, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

(u)

“Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Participant pays the Fair Market Value existing as of the date of grant (whether directly or by foregoing a right to receive a payment from the Company or any Subsidiary).

(v)

“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiary or parent corporation, as defined in Section 424(e) and (f) of the Code, respectively.

(w)	“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(x)	“Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

(y)	“Option” means an option to purchase Shares.

(z)

“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise denominated in, based on or linked to, Shares or other property.

(aa)	“Overall Share Limit” means 4,000,000 Shares.

(bb)	“Participant” means a Service Provider who has been granted an Award.

(cc)

“Performance Criteria” means the criteria (and adjustments) that the Administrator may select for an Award to establish Performance Goals for a Performance Period, which may include, but are not limited to, the following individual criteria:

(i)

(A) the attainment by a Share of a specified Fair Market Value for a specified period of time; (B) book value per Share; (C) earnings per Share; (D) return on assets; (E) return on equity; (F) return on investments; (G) return on invested capital; (H) total stockholder return; (I) earnings or net income of the Company before or after taxes and/or interest; (J) earnings before interest, taxes, depreciation and amortization; (K) revenues; (L) market share; (M) cash flow or cost reduction; (N) interest expense after taxes; (O) economic value created; (P) improvements in capital structure; (Q) gross margin; (R) operating margin; (S) net cash provided by operations; (T) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, working capital, goals relating to acquisitions or divestitures, land management, net sales or closings, inventory control, inventory, land or lot improvement or reduction, implementation or completion of critical projects, economic value; (U) adjusted earnings or loss per share; (V) employee satisfaction; (X) certain financial ratios (including those measuring liquidity, activity, profitability or leverage); (W) debt levels, covenants, ratios or reductions; (Y) financing and other capital raising transactions; (Z) year-end cash; (AA) investment sourcing activity; (BB) marketing initiatives or (CC) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators.

(ii)

The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include one or more of the following: (A) items related to a change in accounting principle; (B) items relating to financing activities; (C) expenses for restructuring or productivity initiatives; (D) other non-operating items; (E) items related to acquisitions; (F) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (G) items related to the disposal of a business or segment of a business; (H) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (I) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (J) any other items of significant income or expense which are determined to be appropriate adjustments; (K) items relating to unusual or extraordinary corporate transactions, events or developments; (L) items related to amortization of acquired intangible assets; (M) items that are outside the scope of the Company’s core, on-going business activities; (N) items related to acquired in-process research and development; (O) items relating to changes in tax laws; (P) items relating to major licensing or partnership arrangements; (Q) items relating to asset impairment charges or other non-cash charges; (R) items relating to gains or losses for litigation, arbitration and contractual settlements; (S) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (T) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions.

(dd)

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Administrator for the Performance Period based upon one or more Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, operating or business unit, or an individual.

(ee)

“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(ff)	“Plan” means this Second Amended and Restated 2016 Incentive Award Plan.

(gg)	“Restricted Stock” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.

(hh)

“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such payment date, subject to certain vesting conditions and other restrictions.

(ii)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(jj)	“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(kk)	“Securities Act” means the Securities Act of 1933, as amended.

(ll)	“Service Provider” means an Employee, Consultant or Director.

(mm)	“Shares” means shares of Common Stock.

(nn)	“Stock Appreciation Right” means a stock appreciation right granted under Section 5.

(oo)

“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(pp)	“Termination of Service” means the date the Participant ceases to be a Service Provider.

THE NEW HOME COMPANY INC.

2021 Proxy Card

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D38367-P52352

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW HOME COMPANY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gregory P. Lindstrom 02) Cathey Lowe 03) Douglas C. Neff

The Board of Directors recommends you vote FOR proposal 2:

The Board of Directors recommends you vote FOR proposal 3:

	For	Against	Abstain
3. Advisory vote to approve the compensation of The New Home Company Inc.'s named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D38368-P52352

THE NEW HOME COMPANY INC.
2021 Annual Meeting of Stockholders
May 18, 2021 8:30 AM local time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Leonard S. Miller and John M. Stephens, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of The New Home Company Inc. Common Stock which the undersigned is entitled to vote, and in their discretion to vote upon such other business as may properly come before the 2021 Annual Meeting of Stockholders of the Company on May 18, 2021 to be held at The New Home Company Inc.'s Irvine office, 15231 Laguna Canyon Road, Suite 250, Irvine, CA 92618 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Due to the public health impact of COVID-19, we are planning for the possibility that the Company's annual stockholder meeting may need to be held solely by means of remote communication. While we currently have set the location of the meeting at our Irvine office, if we determine to change to a meeting by means of remote communication, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at the Investor section of our website at www.nwhm.com.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side